THE PHOENIX EDGE SERIES FUND

CODE OF ETHICS

PURSUANT TO RULE 17j-1

OF THE 1940 ACT

Amended and Restated 11/2009

This Code of Ethics applies to all Access Persons of each Phoenix advisory and broker-dealer subsidiary in their management and administration of The Phoenix Edge Series Fund (“Fund”). The Advisers: Phoenix Variable Advisors, Inc. and Subadvisor Goodwin Capital Advisers, Inc. (for use herein referred to collectively as “Adviser”). Phoenix Equity Planning Corporation (“Broker-Dealer”) is a registered broker/dealer, a related subsidiary which currently provides services to the Fund and acts as the principal underwriter for each of the Series in the Fund. Access Persons of the subadvisers to the Fund that are not affiliated with Phoenix are governed by separate codes.

Notwithstanding the above, the prohibitions in Section 2 below are imposed by Rule 17j-1, and apply to all affiliated persons of the Fund and their investment advisers and subadvisers, whether or not they are governed by this Code of Ethics.

1.	Statement of Ethical Principles

Each Adviser and Broker-Dealer holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, each Adviser and Broker-Dealer strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the Fund’s securities transactions.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, each Adviser and Broker-Dealer recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the Fund, if they were to trade in securities eligible for investment by the Fund.

In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), each Adviser and Broker-Dealer has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures.

When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of Fund shareholders must be paramount;

(b)	Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

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(c)	No inappropriate advantage should be taken of any position of trust and responsibility.

(d)	Compliance with all applicable federal securities laws must be maintained.

2.	Unlawful Actions

It is unlawful for any Affiliated person of any Fund or any of its Advisers, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any Fund:

(a)	to employ any device, scheme or artifice to defraud any Fund;

(b)	to make any untrue statement of a material fact to any Fund or omit to state a material fact necessary in order to make the statements made to any Fund, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any Fund; or to engage in any manipulative practice with respect to any Fund.

(d)	to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.	Definitions

(a)	“Access Person”: pursuant to Rule 17j-1 of the Investment Company Act of 1940, means any Advisory Person of a Fund or of a Fund’s investment adviser. All of Advisers directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of the Fund directors, officers, and general partners are presumed to be Access Persons of the Fund.

In addition, Access Persons include any director, officer or general partner of the Broker-Dealer, the principal underwriter of the Fund, who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund for which Broker-Dealer acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(b)	Advisory Person of a Fund or of a Fund’s investment adviser means:

(i)	Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

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(ii)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(iii)	Any Investment Personnel.

(c)	“Affiliated person” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

(d)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security. For the purposes hereof,

(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by members of the person’s “immediate family” (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

(e)	“Chief Compliance Officer” refers to the person appointed by the Fund’s Board of Trustees pursuant to the provisions of Rule 38a-1. Such person is identified on Schedule A hereto.

(f)	“Compliance Officer” may refer to the Fund’s designated Compliance Officer or an Adviser’s Compliance Officer or any person designated by each such to perform the administrative functions of this Code. Such persons are identified on Schedule B hereto.

(g)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

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(h)	“Covered Security” means all securities, including options, exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.

(i)	“Disinterested Trustee” means a Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(j)	“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(k)	“Investment Personnel” shall mean any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and any natural person who controls the Fund or an Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.

(l)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)	“Managed Portfolio” shall mean a series of the Fund, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

(n)	“Portfolio Manager” means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Fund, or series thereof; as disclosed in the Fund(s) prospectus.

(o)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Reportable Fund” includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

(q)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(r)	“Security Held or to be Acquired” by a Fund means:

(i)	any Covered Security which, within the most recent 15 days:

(aa)	is or has been held by the Fund; or

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(ab)	is being or has been considered by the Fund or any of its investment advisers for purchase by the Fund; and

(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (p)(i) of this Section.

(aa)	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Investment Personnel making the recommendation, when such person seriously considers making such a recommendation.

4.	Exempted Transactions

The preclearance prohibitions of Section 5 of this Code, shall not apply to:

(a)	Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser’s Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser’s Compliance Officer or his or her designee.

(b)	Purchases or sales which are non-volitional on the part of either the Advisory Person or the Fund.

(c)	Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

(d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)	Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

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5.	Prohibited Activities

(a)	IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an IPO (including IPOs offered through the Internet), except with the prior written approval of the Adviser’s Compliance Officer. No FINRA registered person may participate in an IPO pursuant to FINRA Rule 2790.

(b)	Limited Offering/Private Placement Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser’s Compliance Officer.

(i)	The Adviser’s Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

(c)	Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser’s Compliance Officer. All option transactions must be precleared. Preclearance is required prior to executing any trade through any personal brokerage account, unless specifically exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.

(i)	The Adviser’s Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

(ii)	Compliance reserves up to one business day to respond to any request for preclearance.

Note: Each Adviser and Broker-Dealer’s Compliance Officer may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if the transaction is nominally permitted under this Code of Ethics, if he or she reasonably believes that denying preclearance is necessary for the protection of a Fund. Any such denial may be appealed to the Fund’s Chief Compliance Officer. The decision of the Chief Compliance Officer shall be final.

(d)	Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Fund has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until the Fund’s order is executed or withdrawn.

Exceptions: The following securities transactions are exempt from the Open Order Rule:

(i)	Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser’s Compliance Officer shall make available an updated list of such issuers quarterly.

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(ii)	Purchases or sales approved by the Adviser’s Compliance Officer in his/her discretion.

(e)	Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Portfolio trades in that Security.

Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

(f)	Ban on Short-term Trading. Advisory Persons must hold all reportable securities, including options, for a period of not less than sixty (60) days from date of acquisition. Options must be written for a minimum sixty (60) day term.

Any profits realized by a Portfolio Manager on a personal trade in violation of Sections 5(d), (e) and (f) must be disgorged at the request of the Fund.

(g)	Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund in any one year. All gifts and entertainment received or given must be reported to the Advisor’s Compliance Department.

(h)	Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

(i)	Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Portfolio, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

6.	Reporting and Compliance Procedures

(a)	The Code of Ethics, and any amendments thereto, shall be provided to every Access Person.

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(b)	All Access Persons (other than Disinterested Trustees) shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser’s Compliance Officer.

(c)	Every Access Person shall report to the Fund the information described in Section 6(d) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that

(i)	a Disinterested Trustee of the Fund need not report securities transactions unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, the Fund purchased or sold the Covered Security or the Fund or any of its investment advisers or subadvisers considered purchasing or selling the Covered Security, and

(ii)	An Access Person whose duplicate broker trade confirmations or account statements are received by the Adviser’s Compliance Officer, pursuant to Section 6(b) with respect to the time period required by Section 6(d), may reference that duplicate information in their quarterly report if all of the information required in Section 6(d) is contained in those confirmations and statements.

(d)	Every report required pursuant to Section 6(c) above shall be made not later than fifteen (15) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	with respect to any transaction during the quarter in a Covered Security in which the Access Person (other than Disinterested Trustees) had or acquired any direct or indirect beneficial ownership:

(aa)	The date of the transaction, the title and number of shares; the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; and, as applicable, the exchange ticker symbol or CUSIP number;

(ab)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(ac)	The price of the Covered Security at which the transaction was effected; and

(ad)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

(ii)	with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

(aa)	The name of the broker, dealer, or bank with whom the Access Person established the account; and

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(ab)	The date the account was established.

(iii)	Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

(iv)	The date the report is submitted by the Access Person.

(e)	No later than 10 days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested Trustees) must submit to the Adviser’s Compliance Officer a report of his or her personal securities holdings (the “Initial Holdings Report” and the “Annual Holdings Report”, respectively), which must include the following information (the Applicable Date for the Initial Holdings Report is the date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

(i)	The title and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and, as applicable the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

(ii)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

(iii)	The date the report is submitted by the Access Person.

(f)	Each Access Person (other than Disinterested Trustees) shall submit annually to the Adviser’s Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code’s requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code’s requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

(g)	Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(h)	(i)	Each Fund’s Compliance Officer shall furnish to the applicable Fund’s Board of Trustees annually, and such Board will consider, a written report that:

(aa)	Summarizes the current procedures under the Code of Ethics;

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(ab)	Describes any issues arising from the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(ac)	Certifies that the Fund or the Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(ii)	The Fund’s Compliance Officer shall obtain from each investment adviser and the subadviser to the Fund whose Access Persons are governed by its own Code of Ethics, a written report including the information and certification required in (B) and (C) above with respect to that Code.

(iii)	The Board will consider all of these reports.

(iv)	These reports will be available to the Chief Compliance Officer of the Fund.

(i)	Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser’s Compliance Officer.

(j)	An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(k)	Each Adviser and Broker-Dealer’s Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of the Fund as are necessary or appropriate to determine whether there have been any violations of the Code.

(l)	Each Adviser and Broker-Dealer’s Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser and Broker-Dealer’s Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

(m)	Please refer to Schedule B for person(s) to contact for preclearance and to file Annual Holdings and Quarterly Personal Securities Transaction reports.

7.	Sanctions

Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser’s Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Board meeting. Please see attached Schedule C of the sanctions that may be levied for violations of this Code.

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8.	Exceptions

Each Adviser and Broker-Dealer’s Compliance Officer, in consultation with the Chief Legal Officer, may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Rule 17j-1. To the extent any such exception relates to an Access Person of a Fund, the exception will be reported to a Fund’s Board at its next regularly scheduled meeting. Notwithstanding anything herein to the contrary, the Compliance Officer shall promptly report any and all exceptions to the Chief Compliance Officer of the applicable Fund and the Chief Compliance Officer may provide an independent report to the applicable Board regarding his/her assessment of the merits and potential repercussions of granting any such exceptions.

9.	Recordkeeping

All Code of Ethics records will be maintained pursuant to the provisions of Rules 17j-1 and 204A-1.

10.	Other Codes of Ethics

This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

(Amended and Restated November 16, 2009)

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Schedule A

Chief Compliance Officer of the Fund:                     Marc Baltuch

Schedule B

Person to contact for preclearance and reporting requirements:         Doreen Bonner

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CERTIFICATION:

By my signature below, I certify that I have received, read, and understood the foregoing policies of The Phoenix Edge Series Fund Code of Ethics, and will comply in all respects with such policies.

Name	Date

Please print or type name:

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Schedule C

Initial Holdings Report	Q Report	Q Report Affiliated MF Transactions	Annual Report	Pre-Clear
All Access Persons	All Access Persons	Investment Personnel	All Access Persons	Advisory Persons
•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning

•1st violation – written warning

•2nd violation within the same year – $100 fine payable to the Phoenix Foundation and suspension of trading privileges for 30 days

•3rd violation within the same year – suspension of trading privileges for 90 days

Pre-Clear IPOs & Limited Offerings*	Blackout	60-Day Holding Requirement	Market Timing Prohibition and Q Certificate	Open Order Rule
Advisory Personnel	Investment Personnel	Advisory Personnel	Investment Personnel	Investment Personnel
•1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. •2nd violation – possible grounds for termination

•1st violation – disgorgement of profits on the personal trade

•2nd violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions.

•3rd violation – possible grounds for termination

•1st violation – written warning

•2nd violation – violation within the same year – $50.00 fine payable to the Phoenix Foundation

•3rd violation within the same year – suspension of trading privileges for 60 days

			•1st violation – possible grounds for termination at determination of Chief Legal Officer and President of Phoenix Investment Counsel	•1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. •2nd violation – possible grounds for termination

*s/t FINRA Rule 2790.

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CODE OF ETHICS

PHOENIX VARIABLE ADVISORS, INC.

Amended and Restated 01/2009

This Code of Ethics applies to all Access Persons of Phoenix Variable Advisors, Inc.

1.	Statement of Ethical Principles

The Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, the Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the securities transactions in any managed account.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the managed account, if they were to trade in securities eligible for investment by the managed account.

In view of the foregoing and of the provisions of Sections 204-2 and 204A-1under the Investment Advisers Act of 1940, as amended, the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Adviser and the Adviser’s clients must be paramount;

(b)	Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

(c)	No inappropriate advantage should be taken of any position of trust and responsibility.

(d)	Compliance with all applicable federal securities laws must be maintained, to include the Investment Advisers Act of 1940, and the Investment Company Act of 1940.

(e)	Access Persons are required to adhere to the standards of business conduct outlined in The Phoenix Companies Code of Conduct.

(f)	Access Persons of the Advisor are required to adhere to The Phoenix Edge Series Fund (the “Fund”) Code of Ethics.

2.	Unlawful Actions

It is unlawful for any Affiliated person, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any client account:

(a)	to employ any device, scheme or artifice to defraud any client;

(b)	to make any untrue statement of a material fact to any client or omit to state a material fact necessary in order to make the statements made to any client, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or to engage in any manipulative practice with respect to any client;

(d)	to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.	Definitions

(a)	“Access Person” means any Director, officer, general partner, Portfolio Manager or Advisory Person of the adviser. An Access person is any supervised person who has access to nonpublic information regarding purchase or sales in managed accounts, or portfolio holdings of a managed account. The Compliance Department shall maintain a list of the Adviser’s Access Persons.

(b)	“Adviser” means Phoenix Variable Advisors, Inc.

(c)	“Advisory Person” means

(i)	any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Adviser for a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(ii)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund;and

(iii)	Any Investment Personnel.

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(d)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security. For the purposes hereof,

(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by members of the person’s “immediate family” (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

(e)	“Chief Compliance Officer” refers to the person appointed by the Advisor pursuant to the provisions of Section 206(4)-7.

(f)	“Client” means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

(g)	“Compliance Officer” may refer to the Adviser’s designated Compliance Officer or any person designated to perform the administrative functions of this Code.

(h)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(i)	“Covered Security” means all securities, including options, exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.

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(j)	“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(h)	“Investment Personnel” shall mean:

(i)	any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities; and

(ii)	any natural person who controls the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.

(l)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)	“Managed Account” shall mean those Clients’ accounts, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

(n)	“Portfolio Manager” means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Client.

(o)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(q)	“Reportable Fund” includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

4.	Exempted Transactions

The preclearance prohibitions of Section 5 of this Code, shall not apply to:

(a)

Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser’s Compliance Officer. This exemption will also apply to personal brokerage

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accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser’s Compliance Department.

(b)	Purchases or sales which are non-volitional on the part of either the Advisory Person or the managed account.

(c)	Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

(d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)	Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

5.	Prohibited Activities

(a)	IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an IPO (including IPOs offered through the Internet), except with the prior written approval of the Adviser’s Compliance Officer. No FINRA registered person may participate in an IPO pursuant to FINRA Rule 2790.

(b)	Limited Offering/Private Placement Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser’s Compliance Officer.

(i)	The Adviser’s Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

(c)	Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser’s Compliance Officer. All option transactions must be precleared. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.

(i)	The Adviser’s Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

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(ii)	Compliance reserves up to one business day to respond to any request for preclearance.

Note: The Adviser’s Compliance Officer may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if the transaction is nominally permitted under this Code of Ethics, if he or she reasonably believes that denying preclearance is necessary for the protection of a Managed Account. Any such denial may be appealed to the Adviser’s Chief Compliance Officer. The decision of the Chief Compliance Officer shall be final.

(d)	Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Managed Account has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until such order is executed or withdrawn.

Exceptions: The following securities transactions are exempt from the Open Order Rule:

1.	Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser’s Compliance Officer shall make available an updated list of such issuers quarterly.

2.	Purchases or sales approved by the Adviser’s Compliance Officer in his/her discretion.

(e)	Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Account trades in that Covered Security.

Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

Any profits realized by a Portfolio Manager on a personal trade in violation of Sections 5(f) and (g) must be disgorged at the request of the Fund.

(f)	Ban on Short-term Trading. Advisory Persons must hold all reportable securities, including options, for a period of not less than sixty (60) days from date of acquisition. Options must be written for a minimum sixty (60) day term.

(g)	Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund in any one year. All gifts and entertainment received or given must be reported to the Advisor’s Compliance Department.

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(h)	Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Adviser. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

(i)	Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Account, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

6.	Reporting and Compliance Procedures

(a)	The Advisor shall provide a copy of the Code of Ethics, and any amendments thereto, to all Access Persons.

(b)	All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser’s Compliance Officer.

(c)	Every Access Person shall report to the Adviser’s Compliance Officer the information described in Section 6(c) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that an Access Person whose duplicate broker trade confirmations or account statements are received by the Adviser’s Compliance Officer, pursuant to Section 6(a) with respect to the time period required by Section 6(c), may reference that duplicate information in their quarterly report if all of the information required in Section 6(c) is contained in those confirmations and statements.

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(d)	Every report required pursuant to Section 6(b) above shall be made not later than fifteen (15) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	with respect to any transaction during the quarter in a Covered Security in which the Access Person had or acquired any direct or indirect beneficial ownership:

(A)	The date of the transaction, the title and number of shares; the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; as applicable the exchange ticker symbol or CUSIP number;

(B)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(C)	The price of the Covered Security at which the transaction was effected; and

(D)	The name of the broker, dealer or bank with or through whom the transaction was effected.

(ii)	with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

(A)	The name of the broker, dealer, or bank with whom the Access Person established the account; and

(B)	The date the account was established.

(iii)	Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

(iv)	The date the report is submitted by the Access Person.

(e)	No later than ten (10) days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested Trustees) must submit to the Adviser’s Compliance Officer a report of his or her personal securities holdings (the “Initial Holdings Report” and the “Annual Holdings Report”, respectively), which must include the following information (the Applicable Date for the Initial Holdings Report is the date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

(i)	The title, type and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and as applicable, the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

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(ii)	The title, number of shares, and, as applicable the exchange ticker symbol or CUSIP number of any Reportable Fund holding in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

(iii)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

(iv)	The date the report is submitted by the Access Person.

(f)	Each Access Person shall submit annually to the Adviser’s Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code’s requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code’s requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

(g)	Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(h)	(i)	The Adviser’s Compliance Officer shall submit an annual report to the Directors of the Adviser that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

(ii)	The Adviser’s Compliance Officer shall submit to the managed fund’s Compliance Officer an annual written report that

(A)	Summarizes the current procedures under the Code of Ethics;

(B)	Describes any issues arising from the Code of Ethics or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(C)	Certifies that the Adviser, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(iii)	These reports will be available to the Chief Compliance Officer of the Fund.

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(i)	Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser’s Compliance Officer.

(j)	An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(k)	Each Adviser’s Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of managed accounts as are necessary or appropriate to determine whether there have been any violations of the Code.

(l)	Each Adviser’s Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser’s Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

7.	Sanctions

Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser’s Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Fund Board meeting. Recommended sanctions are attached as Schedule A.

8.	Exceptions

The Adviser’s Compliance Officer, may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Section 204-2. Exceptions granted will be reported to the Directors of the Advisor, as well as the Boards of any managed fund.

9.	Recordkeeping

All Code of Ethics records will be maintained pursuant to the provisions of Rules 204A-1 and 17j-1.

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10.	Other Codes of Ethics

This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

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CERTIFICATION:

By my signature below, I certify that I have received, read, and understood the foregoing policies of the Phoenix Variable Advisers Code of Ethics, and will comply in all respects with such policies.

Name	Date

Please print or type name:

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Schedule A

Initial Holdings Report	Q Report	Q Report Affiliated MF Transactions	Annual Report	Pre-Clear
All Access Persons	All Access Persons	Investment Personnel	All Access Persons	Advisory Persons
•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning

•1st violation – written warning

•2nd violation within the same year – $100 fine payable to the Phoenix Foundation and suspension of trading privileges for 30 days

•3rd violation within the same year – suspension of trading privileges for 90 days

Pre-Clear IPOs & Limited Offerings*	Blackout	60-Day Holding Requirement	Market Timing Prohibition and Q Certificate	Open Order Rule
Advisory Personnel	Investment Personnel	Advisory Personnel	Investment Personnel	Investment Personnel
•1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. •2nd violation – possible grounds for termination

•1st violation – disgorgement of profits on the personal trade

•2nd violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions.

•3rd violation – possible grounds for termination

•1st violation – written warning

•2nd violation – violation within the same year – $50.00 fine payable to the Phoenix Foundation

•3rd violation within the same year – suspension of trading privileges for 60 days

			•1st violation – possible grounds for termination at determination of Chief Legal Officer and President of Phoenix Investment Counsel	•1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. •2nd violation – possible grounds for termination

*s/t FINRA Prohibition Rule 2790.

CODE OF ETHICS

Effective as of March 31, 2010

I. INTRODUCTION

This Code of Ethics (the “Code”) is adopted by:

(i) Aberdeen Asset Management Inc.

(ii) Aberdeen Asset Management Limited

(iii) Aberdeen Asset Management Asia Limited

(iv) Aberdeen Asset Management Investment Services Limited

(each hereinafter referred to individually as an “Adviser” and, together, as the “Advisers”) in compliance with the requirements of Rule 17j-1 adopted under the Investment Company Act of 1940, as amended (the “1940 Act”), and Sections 204A and 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and specifically Rules 204A-1 and 204-2 thereunder, to effectuate the purposes and objectives of those provisions.

Additionally, the Federal Securities Laws (as defined below) require investment advisers, funds and others to adopt policies and procedures to identify and prevent the misuse of material, non-public information. Section V of this Code discusses the prohibitions from trading on material non-public information or communicating material, non-public information to others in violation of the Federal Securities Laws.

A.	Applicable Provisions of the 1940 Act and Advisers Act

Access Persons (as defined below) may not, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired (as defined below) by any Client (as defined below) or otherwise directly or indirectly:

(i)	employ any device, scheme or artifice to defraud any Client (as defined below) or prospective Client;

(ii)	make to any Client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances in which they are made, not misleading;

(iii)	engage in any act, transaction, practice or course of business that operates or would operate as a fraud or deceit upon any Client or prospective Client;

(iv)	engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative;

(v)	acting as principal for his/her own account, knowingly to sell any security to or purchase any Reportable Security (as defined below) from a Client, or acting as a broker for a person other than such Client, knowingly to effect any sale or purchase of any Reportable Security for the account of such Client, without disclosing to such Client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the Client to such transaction; and

(vi)	engage in any act, practice, or course of business in violation of any applicable government law, rule or regulation, including but not limited to the Federal Securities Laws.

Under the Advisers Act the Advisers are required to:

•	adopt and enforce Codes of Ethics setting forth standards of conduct for advisory personnel, and to address conflicts arising from personal trading by advisory personnel (Rule 204A-1)

•	establish and enforce policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers (Section 204A)

•	maintain records with respect to the personal securities transactions of Access Persons (as defined below) (Section 204-2).

This Code is based on the principle that the Directors and officers of the Advisers and any of their Supervised Persons (as defined below) employed by Aberdeen Asset Management PLC or any of its subsidiaries or affiliates (collectively, the “Aberdeen Group”) owe a fiduciary duty to Clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:

(i)	serving their own personal interests ahead of Clients;

(ii)	taking inappropriate advantage of their position within the respective Adviser; and

(iii)	any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

Supervised Persons are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Advisers, Supervised Persons must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others. Supervised Persons must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties. A conflict of interest would generally arise if a Supervised Person directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Supervised Person’s objectivity. Any Supervised Person who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity to the Chief Compliance Officer of the respective Adviser.

The Board of Directors of each of the Advisers has adopted this Code.

This Code and any amendments to this Code shall be given to all Supervised Persons of the Advisers. All Supervised Persons will sign an acknowledgement, upon receipt of the Code and any amendments, certifying that they have received, understand and will comply with this Code. Upon request, this Code shall be delivered, without charge, to any Client of the Advisers, as stated in the Advisers’ ADVs Part II, Schedule F.

II. DEFINITIONS

As used in this Code, the following terms have the following meanings:

(i)

“Access Person” includes (a) any director, partner, or officer of an Adviser; (b) any Supervised Person who (1) has access to non-public information regarding any Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client; or (2) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; (c) any employee of an Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (d) any natural person in a control relationship to an Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Reportable Securities of the Client; and (e) any other person who any Adviser’s CCO determines to be an Access Person.

For purposes of this document, all Supervised Persons of the Advisers will be considered Access Persons.

(ii)	“Automatic Investment Plan” means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (“DRIP”).

(iii)	“Beneficial Ownership” generally means any interest in a Security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary (“pecuniary”) benefit. It shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (a) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (b) a trust, estate, or other account in which he/ she has a present or future interest in the income, principal or right to obtain title to the securities or (c) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

(iv)	“Chief Compliance Officer” or “CCO” means the person appointed by each Adviser designated to be responsible for administering the policies and procedures adopted under the Advisers Act. The CCO may delegate any or all of his or her responsibilities under the Code. In instances when the Code is applied to the CCO, any other executive officer of the appropriate Adviser may act as the designee of the CCO.

(v)	“Client” means any person or entity to which the Advisers provide investment advisory services, including Reportable Funds, unregistered investment companies, and any account, trust or other investment vehicle over which the Aberdeen Group has management discretion.

(vi)	“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

(vii)	“Federal Securities Laws” means (a) the Securities Act of 1933, as amended (“Securities Act”); (b) the Securities Exchange Act of 1934, as amended (“Exchange Act”); (c) the Sarbanes-Oxley Act of 2002; (d) the 1940 Act; (e) the Advisers Act; (f) Title V of the Gramm-Leach-Bliley Act; (g) any rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under the foregoing statutes; (h) the Bank Secrecy Act, as it applies to funds and investment advisers; and (i) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

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(viii)	“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act, or a similar offering of securities in another market.

(ix)	“Investment Personnel” means (a) any Portfolio Manager of the Aberdeen Group; (b) any employee of the Aberdeen Group (or of any company in a control relationship to a Reportable Fund or the Aberdeen Group) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Aberdeen Group, including securities analysts and traders; or (c) any person employed by the Aberdeen Group who obtains or otherwise has access to information concerning recommendations made to a Client regarding the purchase or sale of securities by any Client.

(x)	“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements and include offerings of hedge funds and private funds.

(xi)	“Portfolio Manager” means an employee of the Aberdeen Group entrusted with the direct responsibility and authority to make investment decisions affecting the Client portfolios managed by the Aberdeen Group.

(xii)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(xiii)	“Reportable Fund” means: (a) any US registered investment company advised or sub-advised by an Adviser; or (b) any US registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Aberdeen Group entity. References to registered investment companies include exchange traded funds.[1] A list of Reportable Funds is maintained by each respective Adviser’s CCO.

(xiv)	“Security” shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Act except as noted in the following paragraph. Further, for purposes of this Code, “Security” shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act, and shares of exchange traded funds. This definition includes but is not limited to futures contracts on equity indices.

“Reportable Security” shall have the same definition as Security above but shall not include direct obligations of the United States national government, bankers’ acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of U.S. registered money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any U.S. registered open-end investment companies (e.g., open-end mutual funds, but not exchange traded funds) that are not advised or sub-advised by the Advisers. Shares of exchange traded funds, whether registered as open-end investment companies or unit investment trusts, are deemed to be Reportable Securities. Any question as to whether a particular investment constitutes a “Security” or a “Reportable Security” should be referred to the respective Compliance Officer.

[1]	“Exchange traded funds,” or “ETFs,” are registered investment companies that operate pursuant to an order from the SEC exempting the ETF from certain provisions of the 1940 Act so that the ETF may issue securities that trade in a secondary market, and which are redeemable only in large aggregations called creation units. An ETF registers with the SEC under the 1940 Act either as an open-end management investment company or as a unit investment trust.

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(xv)	“Security Held or to be Acquired” means (a) any Reportable Security which, within the most recent 7 days, is or has been held by Client, or (b) is being or has been considered for purchase by a Client or an Adviser, or (c) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

(xvi)	“Supervised Person” means (a) any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an Adviser, or (b) any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser, such as those persons covered under a Memorandum of Understanding with an Adviser.

III. PROHIBITED TRANSACTIONS

No Access Person shall engage in any act, transaction, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the 1940 Act or Section 206 of the Advisers Act as described in Section I.A. above.

A.	Access Persons

No Access Person shall:

(i)	purchase or sell, directly or indirectly, any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale, the same Reportable Security is:

(a)	being considered for purchase or sale by any Client;

(b)	being purchased or sold by any Client; or

(ii)	disclose to other persons the Reportable Securities activities engaged in or contemplated for any Client;

(iii)	accept from or offer to the same source any gift valued at $200 (or local equivalent) over an annual period regarding any person or entity that does business with or on behalf of the Aberdeen Group, or accept or give any entertainment from or to any source that an individual has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety. Entertainment received from the same source in the same year is limited to £500 (or local equivalent). Gifts that are festive in nature, as defined by local offices, may exceed the established threshold if approved by the local Compliance Department in writing prior to being given as they meet the other stated requirements in this section. All Gifts and Entertainment, (except where below the “de minimus” value determined regionally) must be reported to the Compliance Department.

Further all Registered Representatives that are dual employees of the Advisers as defined in the Code and Aberdeen Fund Distributors LLC shall not:

accept from or offer to the same source any gift valued in excess of $100 over an annual period regarding any person or entity that does business with or on behalf of the Aberdeen Group, or accept or give any entertainment from or to any source that an individual has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety. All Gifts and Entertainment, (except where below the “de minimus” value determined regionally) must be reported to the Compliance Department.

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Regardless of the source or value of any gift or favor, any Aberdeen access person and his/her family members must decline any gift offered under circumstances indicating or appearing to indicate that its purpose is to influence the Aberdeen access person in the performance of his or her employment and any gift that might have, or reasonably appear to have, such an effect. Gifts of cash in any amount are prohibited, as well as any gifts which would be viewed as lavish or expensive by a reasonable person, such as the use of a vacation home or trips. Aberdeen access person’s must also refuse any gifts of nominal value if they are part of a pattern or practice which when viewed as a whole would be considered lavish or expensive.

(iv)	acquire a Beneficial Ownership in any securities in an IPO or a Limited Offering, without having received prior written approval from the appropriate Investment Director and an Executive Director of the Aberdeen Group. Compliance will maintain a record of any decision which includes the reasons supporting the decision made by the Investment Director and Executive Director, to approve the Access Person’s acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

Before granting such approval, the Investment Director will carefully evaluate such investment to determine that the investment could create no material conflict between the Access Person and a Client. The Investment Director may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Investment Director may consider approving the transaction if it can be determined that: (a) the investment did not result from directing Client or Aberdeen Group business to the underwriter or issuer of the Security; (b) the Access Person is not misappropriating an opportunity that should have been offered to a Client; and (c) an Investment Person’s investment decisions for a Client will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of a Client.

In addition, no Access Person shall acquire a Beneficial Ownership in any securities issued in a Limited Offering by a private fund advised or sub-advised by any member of the Aberdeen Group without having received prior written approval from the Compliance Department.

Any Access Person authorized to purchase securities in an IPO or Limited Offering shall disclose that investment when they play a part in a Client’s subsequent consideration of an investment in that issuer. In such circumstances, a Client’s decision to purchase securities of the issuer shall be subject to independent review by Investment Personnel with no personal interest in the issuer.

(v)	serve on the board of directors of any publicly traded company without prior authorization of the Aberdeen Group Chief Executive. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Aberdeen Group and the Clients under their management. Authorization of board service shall be subject to the implementation by the Aberdeen Group of “Chinese Wall” or other procedures to isolate such Access Persons from making decisions about trading in that company’s Securities.

(vi)	No employees may profit in the purchase and sale, or sale and purchase, of any Reportable Securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate charity of the Aberdeen Group’s choosing. Short dated options are not permissible. Where an Option has been held for a minimum of 60 calendar days and then exercised, any security acquired via such exercise may be sold without regards to the 60 day holding period. Where local jurisdictions requires a longer holding period e.g. Japan, Access Persons in that region must observe the longer holding period.

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B.	Access Persons

In addition to the prohibitions listed above, no Access Person shall acquire or dispose of any Beneficial Ownership in a Reportable Security within seven (7) calendar days before or after any Client trades in that security. Provided that there are no open orders for Clients in these securities, this blackout period does not apply to the following:

(i)	treasury securities issued by G8 countries (Canada, France, Germany, Italy, Japan, Russia, United Kingdom and United States)

(ii)	shares of stock or a derivative based on a stock of a company listed on the S&P 500 Index or the FTSE 100 Index

(iii)	shares of an Exchange Traded Fund or a derivative based on an Exchange Traded Fund that tracks the S&P 500 Index or the FTSE 100 Index

Any trades made within the prescribed period that do not fall under any of the exceptions detailed above shall be unwound, if possible. Otherwise, any profits realized on these trades may be disgorged to a charity of the Aberdeen Group’s choosing at the discretion of the CCO.

C.	Rumor Policy

No access person shall originate or circulate in any manner any statement or report regarding any issuer or security that the employee knows or has reasonable grounds to believe is false or misleading and could improperly influence the market price for such security. An access person must promptly report to Compliance any circumstance which reasonably would lead the employee to believe such statement or report might have been originated, circulated or received.

D.	Waivers

Notwithstanding any other provision in this Code to the contrary, transactions described in Section III.A and III.B above which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Client and which are otherwise transacted in accordance with Rule 17j-1 under the 1940 Act and Sections 204A and 206 of the Advisers Act may be permitted within the discretion afforded under the Aberdeen Group’s Personal Account Dealing authorization process on a case-by-case basis.

IV. COMPLIANCE PROCEDURES

With respect to the pre-clearance and reporting requirements contained herein, Access Persons shall pre-clear in accordance with the Aberdeen Group’s Personal Account Dealing Procedures.

A.	Pre-Clearance Procedures

All Access Persons must receive prior approval before engaging in any transaction in Reportable Securities in which the Access Person acquires or disposes of Beneficial Ownership of such Reportable Security that is not otherwise specifically prohibited by this Code. The Access Person should request pre-clearance by completing the appropriate Personal Account Deal Request Form located on the Compliance Forms and Reports Database on Lotus Notes, and sending the form for approval to a dealer and fund management desk head, company secretary, officer of Reportable Fund or Compliance as indicated on the Dealing Request Form prior to trading. A list of persons currently authorized to approve Personal Account Deals is maintained by the Compliance Department and is available on the Compliance Forms and Reports Database. Access Persons should note the specific additional requirements discussed in Section III.A.(iv) above with respect to IPOs and Limited Offerings, including private fund investments.

Any conflicts of interest related to Reportable Securities in which the Access Person is seeking pre-clearance or any Client must be disclosed on the Personal Account Deal Request Form.

In addition, where the Access Person intends to trade in securities issued by a closed-end investment company advised by the Aberdeen Group, a Reportable Fund, or in the shares of Aberdeen Asset

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Management PLC, the written approval of the Secretary of the investment company, officer of Reportable Fund or, as the case may be, the Company Secretary of Aberdeen Asset Management PLC, must first be obtained.

Pre-clearance approval will expire one business day after the authorization is granted. If the trade instruction is not placed before such pre-clearance expires, the Access Person is required to again obtain pre-clearance for the trade. In addition, if before placing the trade instruction, the Access Person becomes aware of any additional information with respect to a transaction that was pre-cleared, such Access Person shall not proceed further with the trade, without submitting a fresh application for approval.

Access Persons are not required to pre-clear the following types of transactions:

(i)	purchases or sales which are non-volitional on the part of the Access Person;

(ii)	transactions effected for, and Reportable Securities held in, any account over which the Access Person has no direct or indirect influence or control;

(iii)	purchases which are part of an Automatic Investment Plan or DRIP or other regular investment in a selected security or securities subject to pre-clearance of the first purchase under the scheme;

(iv)	for those Access Persons residing outside the United States, registered open-end investment vehicles within their respective jurisdictions which are not advised or sub-advised by an Adviser; and

(v)	securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(vi)	Commodities, Index Futures and Currency Trading (however these securities are still subject to the Code of Ethics reporting requirements).

B.	Excessive Trading

The Aberdeen Group understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal financial planning.

As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Client. Further, it is important to recognize that otherwise appropriate trading, if excessive, may compromise the best interests of any Clients if such trading is conducted during work-time or using Client resources. Accordingly, employees and connected parties (any member of his or her immediate family sharing the same household, or any individual where the employee has influence or control over the individuals trading) are generally restricted to a maximum of ten personal trades per calendar month to ensure that personal trading is not excessive. Exceptions to this restriction will be considered in hardship situations and at the discretion of the Chief Compliance Officer. For this review connected party transactions may be viewed separately from employee transactions at the discretion of the CCO.

No Access Person should engage in excessive trading or market timing activities with respect to any mutual funds whether managed by the Aberdeen Group or otherwise.

C.	Reporting by Access Persons

Reports submitted pursuant to this Code shall be confidential and shall be provided only to the officers and Directors of the Advisers, their legal advisers/or regulatory authorities upon appropriate request. Notwithstanding the above, reports submitted by an Access Person pursuant to this Code may also be provided to any Reportable Fund to the extent such Access Person is considered an “access person” of the Reportable Fund for purposes of Rule 17j-1.

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All Access Persons must make the following reports:

1.	Initial Holdings Reports

No later than 10 days after a person becomes an Access Person, such person must file an Initial Report of Access Persons (“Initial Report”) with Compliance reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person. Such Initial Report must contain the following information:

(i)	the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Reportable Security in which such person has any direct or indirect Beneficial Ownership;

(ii)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

(iii)	the date the Initial Report is submitted.

In addition to reporting holdings of Reportable Securities, every Access Person shall certify in their Initial Report that:

(i)	they have received, read and understand the Code and recognize that they are subject thereto; and

(ii)	they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between their transactions and securities held or to be acquired by a Client.

2.	Quarterly Transaction Reports

All Access Persons are required to report to Compliance all transactions involving a Reportable Security in which the Access Person had, or as a result of the transaction, acquired, any direct or indirect Beneficial Ownership conducted during each calendar quarter within thirty (30) days after the close of the quarter and to provide duplicate statements for all brokerage accounts. This disclosure includes the:

(i)	date of the transaction, title of the security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Reportable Security involved;

(ii)	nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price of the Reportable Security at which the transaction was effected;

(iv)	name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	date the report is submitted.

In addition, with respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person must provide on the Quarterly Transaction Report:

(i)	name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)	date the account was established.

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The reporting requirements set out above apply to all transactions in Reportable Securities other than:

(i)	transactions with respect to Reportable Securities held in accounts over which the Access Person had no direct or indirect influence or control; and

(ii)	transactions effected pursuant to an Automatic Investment Plan or DRIP.

Access Persons must provide duplicate copies of their contract confirmations for each transaction in Reportable Securities to Compliance in accordance with the Aberdeen Group Procedures for Personal Account Dealing. Duplicate holding/trading statements are to be provided to Compliance at least quarterly, where available, within 30 days after the period end. The Procedures however, recognize that some Access Persons either reside in countries or maintain brokers where such statements are not regularly issued or available, and therefore these individuals are to be exempt from providing quarterly statements within the 30 day time period. In such circumstances, brokerage statements or their equivalent holdings reports must be provided where available.

In the event that an Access Person opens a new account during a quarter, the account is to be noted on their quarterly report and duplicate statements, or the equivalent of such, with respect to such new account, are to be forwarded to Compliance within the 30 day period after the end of the quarter in which the new account is opened, or as appropriate if exempt from the 30 day rule.

3.	Annual Holdings Reports

No later than January 31 of each year, every Access Person must submit a report to Compliance which contains the following information:

(i)	the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security or shares in a Reportable Fund in which such person has any direct or indirect Beneficial Ownership as of December 31 of the prior calendar year;

(ii)	the name of the broker, dealer or bank with whom such person maintained an account in which any Securities were held for the direct or indirect benefit of such person as of December 31 of the prior calendar year; and

(iii)	the date the report is submitted.

4.	Certification of Compliance with the Code

Compliance shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person when they become an Access Person and annually thereafter. Additionally, each Access Person will be provided a copy of any amendments to the Code. After reading the Code or any amendment to the Code, each Access Person shall certify to the following in the form provided by Compliance:

(i)	they have read and understand the Code and recognize that they are subject thereto;

(ii)	they have complied and/or will comply with the requirements of the Code;

(iii)	they have reported and/or will report all personal securities transactions required to be reported pursuant to the requirements of the Code;

(iv)	they have not disclosed and/or will not disclose pending “buy” or “sell” orders for a Client except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

(v)	they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between their transactions and securities held or to be acquired by a Client.

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This Certification of Compliance shall be maintained on the Compliance Forms & Reports Database on Lotus Notes and made available to the respective CCO.

In the event that an Access Person has any knowledge of a potential or actual violation of the Certification of Compliance, that person should notify the respective CCO in accordance with the procedures set forth below in Section E.

D.	REPORTING TO THE BOARD OF DIRECTORS

Each CCO will prepare an annual report relating to the Code of Ethics for the Board of Directors of the applicable Adviser. Such annual report shall:

(i)	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

(ii)	identify any violations requiring significant remedial action during the past year and any sanctions imposed;

(iii)	identify any recommended changes in the existing restrictions or procedures based upon the Adviser’s experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

(iv)	state the CCO’s conclusions regarding whether the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

The CCO shall promptly report to the applicable Adviser’s Board of Directors all material violations of the Code and the reporting requirements thereunder. The Board of Directors of each Adviser shall consider reports made hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

E.	Reports to Chief Compliance Officer

The Advisers’ CCOs will provide, within 60 days after each calendar quarter end, certification to the chief compliance officer (each a “Fund CCO”) or other designee of each Reportable Fund that, as of the prior quarter end:

(i)	all documentation required by the Code and Rule 17j-1 as it applies to the Advisers or their Supervised Persons has been collected and is being retained on behalf of the Reportable Fund;

(ii)	there have been no material violations to the Code and, if there have been violations to the Code, the violation has been documented and reported to each Fund CCO; and

(iii)	the firm has appointed appropriate management or compliance personnel to review transactions and reports filed by Access Persons under the Code, and adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

On request, the Advisers’ CCOs will also provide, within 60 days after each calendar quarter end, a description of any material issues arising under the Code since the last quarter end, including, but not limited to, information about material violations of the Code and sanctions imposed in response to material violations.

On request, each quarter the respective Adviser’s CCO will also provide to each Fund CCO or their designee a list of Access Persons who are subject to this Code and the names of the relevant personnel responsible for pre-clearing and reviewing personal securities transactions.

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The CCOs will provide such information, including, but not limited to, initial and annual holdings reports and quarterly transaction reports for all Access Persons, pre-clearance reports and approvals for participation in IPOs and Limited Offerings, as is requested by a Fund CCO.

F.	REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR

Supervised Persons should promptly report any conduct or actions by a Supervised Person that does not comply with the Federal Securities Laws, other applicable laws, rules or regulations or this Code. Any Supervised Person who questions whether a situation, activity or practice is acceptable must immediately report such practice to the CCO of the Adviser. The CCO of the Adviser shall consider the matter and respond to the Supervised Person within a reasonable amount of time. The CCO of the Adviser will contact the Adviser’s legal counsel when he/she believes it to be necessary. To the extent possible and as allowed by law, reports made by Supervised Persons under this Section F will be treated as confidential.

G.	SANCTIONS

Upon discovering a violation of this Code, the Board of Directors of any of the Advisers may impose such sanctions as they deem appropriate, including, among other things, verbal or written warnings and censures, monetary sanctions, disgorgement, suspensions or dismissal.

H.	RETENTION OF RECORDS

The following records must be maintained by the Advisers in the manner and to the extent set out below. These records must be made available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

(i)	A copy of the Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(ii)	A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(iii)	A copy of each report required to be submitted by Access Persons under Sections IV.C.1, IV.C.2, and IV.C.3 of the Code, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(iv)	A record of the names of all persons who are currently, or within the past five years were, Access Persons of the Adviser;

(v)	A record of all Access Persons, currently or within the past five years, who are or were required to make reports under the Code must be maintained in an easily accessible place;

(vi)	A record of all persons, currently or within the past five years, who are or were responsible for reviewing reports of Access Persons must be maintained in an easily accessible place;

(vii)	A copy of each Personal Account Deal Request Form (including a record of all approvals to acquire securities in an IPO or Limited Offering, indicating the reasons for such approvals) must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later;

(viii)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in an IPO or Limited Offering for at least five years after the end of the fiscal year in which approval is granted;

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(ix)	A copy of each report to the Board of the Advisers or to a Reportable Fund of the Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(x)	A record of all accounts, currently or within the past five years, in which an Access Person has or had a Beneficial Ownership interest in a Reportable Security solely by reason of an indirect pecuniary interest described in Rule 16a-1(a)(2)(ii)(B) or (C) under the Exchange Act must be maintained in an easily accessible place; and

(xi)	A record of all Certifications of Compliance for each person who is currently, or within the past five years was, a Supervised Person of the Adviser.

V. POLICY STATEMENT ON INSIDER TRADING

A.	Definition of Insider Trading

The Aberdeen Group prohibits any “Affected Person” (i.e., any officer or director of an Adviser and employees of the Group) from trading, either personally or on behalf of others, including accounts managed by the Aberdeen Group, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” The policy applies to every such Affected Person and extends to activities within and outside their duties within the Aberdeen Group. Any questions regarding this policy and the procedures below should be referred to the CCO of the respective Adviser.

The term “insider trading” is not defined in the Federal Securities Laws, but is generally understood to prohibit the following activities:

(i)	trading by an insider while in possession of material non-public information;

(ii)	recommending the purchase or sale of securities while in possession of material non-public information; or

(iii)	communicating material non-public information to others.

B.	The Concept of “Insider”

The concept of “insider” is broad and it includes officers, directors, partners, members and employees of a company. In addition, a person can be a “temporary insider” if he or she is given material inside information about a company or the market for the company’s securities on the reasonable expectation that the recipient would maintain the information in confidence and would not trade on it.

A temporary insider can include, among others, a company’s legal advisers, accountants, consultants, bank lending officers, and the employees of such third parties. In addition, a company may become a temporary insider of a company it advises or for which it performs other services. For that to occur, that company must expect the subsidiary to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the subsidiary will be considered an insider.

C.	Material Information

Trading, tipping or recommending securities transactions while in position of inside information is not a basis for liability unless the information is “material.” “Material information” generally is defined as:

(i)	information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions; or

(ii)	information that would significantly alter the total mix of information made available.

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Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a joint venture, the borrowing of significant funds, a major labor dispute, merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. For information to be considered material it need not be so important that it would have changed an investor’s decision to purchase or sell particular securities; rather it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event may depend on the likelihood that the event will occur and its significance if it did occur.

D.	Non-Public Information

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulleting and research reports disseminated by brokerage firms are also generally considered to be public information.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

(i)	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

(ii)	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

(i)	Report the matter immediately to the CCO. In consulting with the CCO, you should disclose all information that you believe may bear on the issue of whether the information you have is material and non-public.

(ii)	Do not purchase or sell the securities on behalf of yourself or others.

(iii)	Do not communicate the information either inside or outside the Aberdeen Group, other than to the CCO or another appropriate member of the Compliance Department.

(iv)	After the CCO has reviewed the issue, you will either be (a) instructed to continue the prohibitions against trading, tipping or communication, or (b) allowed to trade and communicate the information. In appropriate circumstances, the CCO will consult with counsel as to the appropriate course to follow.

Information in your possession that you identify, or which has been identified to you as material and non-public, must not be communicated to persons outside the Aberdeen Group, without the prior authorization of the CCO. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

E.	Monitoring Procedures

The role of Compliance is critical to the implementation and maintenance of the Aberdeen Group’s policy and procedures against insider trading. The supervisory procedures can be divided into the following two parts: (1) the prevention of insider trading; and (2) the detection of insider trading. Each part of the supervisory procedures is discussed in further detail below.

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1.	The Prevention of Insider Trading

To prevent insider trading Compliance will:

(i)	provide, on a regular basis, an educational program to familiarize Affected Persons with the policy and procedures; and

(ii)	when it has been determined that an Affected Person has material non-public information:

(a)	implement measures to prevent dissemination of such information; and

(b)	where necessary, restrict Affected Persons from trading in the securities.

2.	The Detection of Insider Trading

To detect insider trading, Compliance will:

(i)	review the trading activity reports filed by each Affected Person;

(ii)	review the trading activity on behalf of Clients; and

(iii)	to the extent applicable, such other information as the CCO deems necessary or appropriate.

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DUFF & PHELPS INVESTMENT MANAGEMENT CO.

AMENDED AND RESTATED

CODE OF ETHICS (amended August 2009)

1.	Standard of Business Conduct

A.	Statement of Ethical Principles

The Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, the Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the securities transactions in any managed account.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the managed account, if they were to trade in securities eligible for investment by the managed account.

In view of the foregoing and of the provisions of Section 204-2 under the Investment Advisers Act of 1940 (“Advisers Act”), as amended, the Adviser has determined to adopt this Code of Ethics (the “Code”) to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. Because the Code cannot foresee all possible situations that may arise, the Adviser ultimately relies upon the integrity and judgment of its personnel. This Code presents a framework against which all Supervised Persons should seek to measure their conduct. When Supervised Persons covered by the terms of this Code engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

Supervised Persons covered by the terms of this Code must adhere to the following general principles as well as to the Code’s specific provisions:

a) At all times, the interests of the Adviser and the Adviser Clients must be paramount;

b) Personal transactions must be conducted consistent with this Code in a manner that avoids any actual or potential conflict of interest;

c) No inappropriate advantage should be taken of any position of trust and responsibility;

d) Information concerning the identity of security holdings and financial circumstances of clients is confidential;

e) Ensure that the investment management and overall business of the firm complies with the policies of Duff & Phelps Investment Management Co., Virtus Investment Partners (“Virtus”) and applicable U.S. federal and state securities laws and regulations; and

f) Supervised Persons are required to adhere to the standards of business conduct in the Virtus Code of Conduct.

B.	Unlawful Actions

a) to employ any device, scheme or artifice to defraud any client;

b) to make any untrue statement of a material fact to any client or omit to state a material fact necessary in order to make the statements made to any client, in light of the circumstances under which they are made, not misleading;

c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or to engage in any manipulative practice with respect to any client; and

d) to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

2.	Definitions

A.	“Supervised Persons” means any directors, officers, and partners of the Adviser (or other persons occupying a similar status or performing similar functions); employees of the Adviser; and any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control.

B.	“Access Person” means any director, officer, general partners and partners of the Adviser (or other persons occupying a similar status or performing similar functions), who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the Adviser or its control affiliates manage or is involved in making securities recommendations to clients, or has access to such recommendations that are non-public, or Advisory Person of the Adviser. The Compliance Department shall maintain a list of the Adviser’s Access Persons.

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C.	“Adviser” means Duff & Phelps Investment Management Co.

D.	“Advisory Person” means (i) any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Adviser for a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Client with regard to the purchase or sale of a security. This grouping customarily includes the Portfolio Manager and other investment personnel comprising an investment team, such as an analyst or trader, who provide information and advice that enter into the investment decision to buy or sell a security for a Client.

E.	“Affiliated Officer” means (i) any corporate officer or director of the Adviser who is not a resident at the Adviser’s business location: and (ii) is subject to the provisions of an affiliate’s (e.g. Virtus Investment Advisers, Inc. or the Virtus Funds) code of ethics for personal trading, in which case Virtus Corporate Compliance would have responsibility for administration of all aspects of their code with respect to those individuals. Virtus Corporate Compliance will provide affirmation that these individuals are in compliance with their Code.

F.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

G.	“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. For purposes hereof,

(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

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(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by Immediate Family Members sharing the same household; (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

An Access Person is presumed to have a beneficial interest in, and therefore an obligation to report, the securities that are held by his or her Immediate Family Members sharing the Access Person’s household. Access Persons should note that Adviser’s policies and procedures with respect to personal securities transactions also apply to transactions by a spouse, domestic partner, child or other Immediate Family Member residing in the same household.

H.	“Chief Compliance Officer” refers to the person appointed by the Adviser pursuant to the provisions of Section 206(4)-7 of the Advisers Act (hereinafter, the “CCO”)

I.	“Client” means each and every investment company, or series thereof, or other account managed by the Adviser, individually and collectively.

J.	“Control” shall have the same meaning as that set forth in Section 2(a) (9) of the Investment Company Act of 1940 (the “IC Act”), as amended.

K.	“Immediate Family Member” With respect to personal securities reporting requirements, terms such as “Employee”, “Personal Brokerage Account”, “Supervised Person” and “Access Person” are defined to include Access Person’s spouse or domestic partner who share their household and any relative by blood, adoption or marriage living in the Access Person’s household. This definition includes children (including financially dependent children away at school), stepchildren, grandchildren, parents, step-parents, grandparents, siblings and parents-children-or siblings-in-law.

L.	“Initial Public Offering” (hereinafter “IPO”) means an offering of securities registered under the Securities Act of 1933 as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

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M.	“Managed Fund or Portfolio” shall mean those Clients, individually and collectively, for whom the Portfolio Manager makes buy and sell decisions.

N.	“Personal Brokerage Account” refers to any account (including, without limitation, a custody account, safekeeping account and an account maintained by an entity that may act in a brokerage or a principal capacity) in which securities may be traded or custodied, and in which an Access Person has any Beneficial Ownership, and any such account of an Immediate Family Member living in their household (as defined in Section K. above)

O.	“Portfolio Manager” means the person (or one of the persons) entrusted with the day-to-day management of the Client’s portfolio.

P.	“Private Placement” or “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

Q.	“Purchase or sale of a reportable security” includes, among other things, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired for a Client.

R.	“Reportable security” shall have the meaning set forth in Section 2(a)(36) of the IC Act, as amended, and Rule 204A-1 as amended, including all ETFs and UIT ETFs except that it shall not include transactions and holdings in direct obligations of Government of the United States; money market instruments; bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; shares of money market funds; transactions and holdings in shares of open-end mutual funds, unless the Adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated open-end mutual funds.

3.	Disclosure of Personal Brokerage Accounts

All Access Persons must disclose their Personal Brokerage Accounts to the Compliance Department. It is each Access Person’s responsibility to ensure that the Compliance Department is appropriately notified of all Personal Brokerage Accounts and to direct the broker to provide the Compliance Department with brokerage transaction confirmations and account statements (and verify that it has been done). Access Persons cannot assume that the broker-dealer will automatically arrange for this information to be set up and forwarded correctly.

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4.	Exempted Transactions

The pre-clearance prohibitions of Section 5 of this Code shall not apply to:

A. Purchases or sales of reportable securities effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the CCO. This exemption will apply to Personal Brokerage Accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person and the Access Person does not discuss any specific transactions for the account with the third-party manager.

B. Purchases or sales of reportable securities (1) not eligible for purchase or sale by the Client; or (2) specified from time to time by the Directors, subject to such rules, if any, as the Directors shall specify.

C. Purchases or sales which are non-volitional on the part of either the Access Person or the Client.

D. Purchases of shares of reportable securities necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and the subsequent sales of such reportable securities. Additional purchases and sales that are not automatic, however, are subject to the pre-clearance requirement.

E. Purchases of reportable securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

F. Purchases or sales of reportable securities issued under an employee stock purchase or incentive program unless otherwise restricted.

G. Transactions of reportable securities effected pursuant to an automatic investment plan.

5.	Prohibited Activities

A.	IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an IPO, except with the prior written approval of the CCO. This rule also applies to IPO’s offered through the Internet.

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B.	Private Placement / Limited Offering Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Private Placement or Limited Offering except with the prior written approval of the CCO. Any such approved purchase should be disclosed to the Client if that issuer’s securities are being considered for purchase or sale by the Client.

C.	Pre-Clearance Rule: No Access Person may purchase or sell a reportable security unless such purchase or sale has been pre-cleared by the Compliance Department. Pre-clearance is required prior to executing a trade through a Personal Brokerage Account or an internet brokerage account unless specifically exempted (or, in the case of a private placement or IPO, if approval to purchase is granted, the closing of the transaction). An order that is not executed within that time must be resubmitted for pre-clearance approval. Pre-clearance is also required for transactions in puts, calls, ETF’s, UIT ETFs, closed-end funds, and other well-known stock indices (e.g. the S&P 500). Pre-clearance is valid through the next business day (3 p.m. cst) following pre-clearance approval.

Exceptions: The following reportable securities transactions do not require pre-clearance:

1.	Purchases or sales of up to 500 shares of reportable securities of issuers ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale. The Virtus Compliance Department maintains this list and updates it after the end of each quarter. It can be found on the Virtus intranet website. A paper copy is available for review in the Adviser’s Compliance Department.

2.	Purchase orders of reportable securities sent directly to the issuer via mail (other than in connection with a Private Placement or Limited Offering) or sales of such securities which are redeemed directly by the issuer via mail.

3.	Transactions of reportable securities effected pursuant to an automatic investment plan.

Note: The CCO or other designated compliance personnel may deny approval of any transaction requiring pre-clearance under this Pre-clearance Rule, even if nominally permitted under this Code, if it is believed that denying pre-clearance is necessary for the protection of the Client or the Adviser. Any such denial may be appealed to the Adviser’s Counsel. The decision of Counsel shall be final.

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D.	Open Order Rule: No Access Person may purchase or sell, directly or indirectly, any reportable security in which they have, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when the Client has a pending “buy” or “sell” order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Client’s order is executed or withdrawn.

Exceptions: The following reportable securities transactions are exempt from the Open Order Rule:

1.	Purchases or sales of up to 500 shares of reportable securities of issuers ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale.

2.	Purchases or sales of reportable securities approved by the CCO in his/her discretion.

Any profits realized on a personal trade in violation of this Section 5D must be disgorged.

E.	Blackout Rule: If a Portfolio Manager’s portfolio holds a reportable security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

1.	If the proposed personal trade is on the same side as the last portfolio transaction in that security, the personal trade cannot occur within two days of such portfolio transaction (i.e. neither at T nor T + 1 calendar day).

2.	If the proposed personal trade is on the opposite side of the last portfolio transaction in that security, the personal trade cannot occur unless (a) it is more than two days after the portfolio transaction (i.e. T + 2 calendar days or later) and (b) the pre-clearance request, if required, for such personal transaction at the time of purchase or sale, is to the reasonable satisfaction of the Compliance Department, and an explanation of the reasons the portfolio is not effecting a similar transaction.

3.	Portfolio Managers of Mutual Funds may not directly or indirectly acquire or dispose of beneficial ownership in a covered security within seven calendar days before and after the Fund portfolio trades in that security. The seven day period is exclusive of the day on which the trade is executed.

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Any profits realized by a Portfolio Manager on a personal trade in violation of this Section 5E must be disgorged.

F.	Holding Period Rule: Access Persons must hold each reportable security, for a period of not less than sixty (60) days, whether or not the purchase of such reportable security was an exempt transaction under any other provision of Section 5. Effective with this Code, a FIFO accounting methodology will be applied for determining compliance with this holding rule.

G.	Access Persons may not give or receive gifts or payments that may be construed to have an influence on business transactions conducted by the Adviser. Gifts to or from Consultants or Clients must not exceed $100 per person per year. Gifts include any items of value, including items such as sports paraphernalia or equipment, wine or food baskets, gift certificates for shopping or to a restaurant or spa. Tickets to events are considered gifts if the associate does not attend the event. The $100 limit that applies to gifts does not apply to entertainment. Nonetheless, entertainments must be neither so frequent nor so extensive as to raise any question of propriety. The CCO or other designated personnel will ensure the maintenance of records of all gifts and payments of $100 or more per person and all entertainment are kept. All Advisory Persons and designated Access Persons are required to submit a log on a quarterly basis.

H.	No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization from Counsel or the CCO. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

I.	No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is managed by such Adviser/Sub-advisor or any affiliated adviser/sub-advisor. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through asset allocation programs, automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

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J.	No Supervised Person shall divulge or act upon any material, non-public information as such term is defined under relevant securities laws.

6.	Reporting & Compliance Procedures

A.	All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal reportable securities trade in a Personal Brokerage Account and a copy, at least quarterly, of an account statement for each Personal Brokerage Account to the Compliance Department. Access to duplicate confirmations and account statements will be restricted to those persons who are assigned to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

B.	Every Access Person shall report to the Adviser the information described in Section 6C of this Code with respect to transactions in any reportable security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the reportable security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Additionally every Access Persons must include Virtus affiliated mutual fund transactions not included in any received brokerage statements, including Virtus-Fidelity 401K for which the Adviser does not require broker confirms or statements.

C.	Every transaction report required pursuant to Section 6B above shall be made not later than 15 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i) The date of the transaction, the title and number of shares of equity securities; or, the maturity date, principal amount and interest rate of debt securities, of each reportable security involved; and as applicable, the exchange ticker symbol or cusip number;

(ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(iii) The price of the reportable security at which the transaction was effected;

(iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

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(v) The date of approval of the transaction and the person who approved it as required by Section 5B or C above.

D.	Each Access Person shall submit an Initial Holdings and Annual Holdings report listing all personal reportable securities holdings to the Compliance Department upon the commencement of service and annually thereafter (the “Initial Holdings Report” and the “Annual Holdings Report”, respectively). The information on the Initial Holdings Report must be current as of a date not more than 45 days prior to the date the individual becomes an Access Person. An Initial Holdings Report must be submitted to Compliance no later than 10 days after becoming an Access Person. The Annual Holdings Report holdings information shall be as of December 31 and include a certification by the Access Person that he or she has read and understood the Code and has complied with the Code’s requirements. The Annual Holdings Report and certification will be submitted to the Compliance Department by January 31. Annually, any Virtus affiliated mutual fund, open or closed must be disclosed including those held in the Access Person’s Virtus Fidelity 401K plan. If the Access Person does not own any Virtus funds in the Virtus Fidelity 401K plan he/she does not need to disclose the open-end mutual fund holdings.

Every “Initial Holdings Report” and “Annual Holdings Report” required pursuant to Section 6D above shall contain the following information:

(i) The title, type and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

(ii) The name of any broker, dealer or bank with which the Access Person maintains an account in which any reportable securities are held for the Access Person’s direct or indirect benefit;

(iii) The date the Access Person submits the report; and

(iv) For “Annual Holdings Report” only, a certification by the Supervised Person that he or she has read and understood the Code and has complied with the Code’s requirements.

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Exceptions to reporting requirements (Quarterly Transactions and Initial and Annual Holdings):

(i)	Any report with respect to reportable securities held in accounts over which the Access Person had no direct or indirect influence or control;

(ii)	A transaction report with respect to reportable securities transactions effected pursuant to an automatic investment plan;

(iii)	A transaction report if the report would duplicate information contained in broker trade confirmations or account statements received no later than 30 days after the end of the applicable calendar quarter;

(iv)	Any person who is an Access Person by virtue of being a director of a Fund, but who is not an “interested person” (as defined in the IC Act) with respect to that Fund need not make an initial or annual holdings report under 6D; and

(v)	Any person who is an Access Person by virtue of being a director of a Fund, but who is not an “interested person” (as defined in the IC Act) with respect to that Fund need not make a quarterly transaction report under 6C above unless such person, at the time of any transaction during the quarter, knew, or in the ordinary course of fulfilling his or her official duties as a director of the Fund should have known, that the security such person purchased or sold is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

E.	Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

F.	The CCO shall submit an annual report to the Adviser’s Fund Board of Directors that summarizes the current Code procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

G.

Any Supervised Person must promptly report possible violations of the Code to the CCO or his/her designee (including but not limited to potential conflicts of interest) when they suspect, in good faith, that a violation may have occurred or is reasonably likely to occur. In the event that a matter implicates the CCO or his/her designee, notice of a violation should be

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reported to the CCO of Virtus Investment Partners. Failure to do so is in itself a violation of this Code. No retaliation or retribution of any kind will be taken against any Supervised Person who, in good faith, reports a suspected violation of this Code. All information will be kept confidential, to the extent possible, under the circumstances.

H.	The Adviser’s Compliance Department will review all reports and other information submitted under Section 6. This review will include such comparisons with trading records of client accounts as are necessary or appropriate to determine whether there have been any violations of the Code.

I.	The Adviser’s Compliance Personnel will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations.

J.	The Adviser shall provide a copy of the Code and any amendments thereto, to all Supervised Persons and shall obtain their written acknowledgement of receipt of such.

7.	Recordkeeping Requirements

The Adviser will maintain and cause to be maintained in an easily accessible place, the following records: (i) A copy of any Code of Ethics for the organization that is in effect, or at any time within the past (5) years was in effect;

(ii)	A record of any violation or of any action taken as a result of the violation of any such Code that occurred during the current year and the past five (5) calendar years;

(iii)	A record of all written acknowledgments as required by Rule 204A-1 for each Supervised Person who is currently, or within the past (5) years was, a Supervised Person;

(iv)	A copy of each report made by an Access Person during the current year and the past five (5) calendar years as required by Rule 17j-1 and/or Rule 204A-1 and Section 6C and 6D of this Code, including any information provided in lieu of the reports under Section 6C and 6D above;

(v)	A list of all persons, currently or within the past five (5) years who are or were required to make reports pursuant to Rule 17j-1 and/or Rule 204A-1 and Section 6C and 6D above, or who were responsible for reviewing those reports, together with an appropriate description of their title or employment;

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(vi)	A copy of each report made by the CCO pursuant to Section 6F above during the current year and the past five (5) calendar years; and

(vii)	A record of any decision made during the current year and the past five (5) calendar years by the CCO, and the reasons supporting each such decision, to grant prior approval pursuant to Section 5A and 5B above for acquisition by an Access Person of securities in an IPO or a private placement transaction.

8.	Sanctions

Upon discovering a violation of this Code, the Parent of the Adviser or if applicable the Funds Board of Directors, in addition to any remedial action already taken by the respective adviser or related entity, may impose such sanctions as it deems appropriate (see under separate cover the currently imposed sanctions), including, among other things, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.

9.	Exceptions

The Adviser’s CCO may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, provided, however, that no exception will be granted where the exception would result in a violation of Section 204-2. Exceptions granted will be reported to the Directors of the Adviser, as well as the Boards of any managed Fund.

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CODE OF ETHICS

GOODWIN CAPITAL ADVISERS, INC.

Amended and Restated 01/2009

This Code of Ethics applies to all Access Persons of Goodwin Capital Advisers, Inc.

1.	Statement of Ethical Principles

The Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, the Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the securities transactions in any managed account.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the managed account, if they were to trade in securities eligible for investment by the managed account.

In view of the foregoing and of the provisions of Sections 204-2 and 204A-1 under the Investment Advisers Act of 1940, as amended, the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Adviser and the Adviser’s clients must be paramount;

(b)	Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

(c)	No inappropriate advantage should be taken of any position of trust and responsibility.

(d)	Compliance with all applicable federal securities laws must be maintained, to include the Investment Advisers Act of 1940, and the Investment Company Act of 1940.

(e)	Access Persons are required to adhere to the standards of business conduct outlined in The Phoenix Companies Code of Conduct.

(f)	Access Persons of the Advisor are required to adhere to The Phoenix Edge Series Fund (the “Fund”) Code of Ethics.

2.	Unlawful Actions

It is unlawful for any Affiliated person, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any client account:

(a)	to employ any device, scheme or artifice to defraud any client;

(b)	to make any untrue statement of a material fact to any client or omit to state a material fact necessary in order to make the statements made to any client, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or to engage in any manipulative practice with respect to any client;

(d)	to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.	Definitions

(a)	“Access Person” means any Director, officer, general partner, Portfolio Manager or Advisory Person of the Adviser. An Access person is any supervised person who has access to nonpublic information regarding purchase or sales in managed accounts, or portfolio holdings of a managed account. The Compliance Department shall maintain a list of the Adviser’s Access Persons.

(b)	“Adviser” means Goodwin Capital Advisers, Inc.

(c)	“Advisory Person” means

(i)	any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Adviser for a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(ii)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(iii)	Any Investment Personnel.

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(d)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security. For the purposes hereof,

(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by members of the person’s “immediate family” (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

(e)	“Chief Compliance Officer” refers to the person appointed by the Advisor pursuant to the provisions of Section 206(4)-7.

(f)	“Client” means each and every investment company, or series thereof, or other account managed by the Adviser, individually and collectively.

(g)	“Compliance Officer” may refer to the Adviser’s designated Compliance Officer or any person designated to perform the administrative functions of this Code.

(h)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(i)	“Covered Security” means all securities, including options, exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.

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(j)	“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(k)	“Investment Personnel” shall mean:

(i)	any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities; and

(ii)	any natural person who controls the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.

(l)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)	“Managed Account” shall mean those Clients’ accounts, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

(n)	“Portfolio Manager” means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Client.

(o)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(q)	“Reportable Fund” includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

4.	Exempted Transactions

The preclearance prohibitions of Section 5 of this Code, shall not apply to:

(a)	Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser’s

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Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser’s Compliance Department.

(b)	Purchases or sales which are non-volitional on the part of either the Advisory Person or the managed account.

(c)	Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

(d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)	Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

5.	Prohibited Activities

(a)	IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an IPO (including IPOs offered through the Internet), except with the prior written approval of the Adviser’s Compliance Officer. No FINRA registered person may participate in an IPO pursuant to FINRA Rule 2790.

(b)	Limited Offering/Private Placement Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser’s Compliance Officer.

(i)	The Adviser’s Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

(c)	Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser’s Compliance Officer. All option transactions must be precleared. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.

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(i)	The Adviser’s Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

(ii)	Compliance reserves up to one business day to respond to any request for preclearance.

Note: The Adviser’s Compliance Officer may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if the transaction is nominally permitted under this Code of Ethics, if he or she reasonably believes that denying preclearance is necessary for the protection of a Managed Account. Any such denial may be appealed to the Adviser’s Chief Compliance Officer. The decision of the Chief Compliance Officer shall be final.

(d)	Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Managed Account has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until such order is executed or withdrawn.

Exceptions: The following securities transactions are exempt from the Open Order Rule:

1.	Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser’s Compliance Officer shall make available an updated list of such issuers quarterly.

2.	Purchases or sales approved by the Adviser’s Compliance Officer in his/her discretion.

(e)	Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Account trades in that Covered Security.

Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

Any profits realized by a Portfolio Manager on a personal trade in violation of Sections 5(d) and (e) must be disgorged at the request of the Fund.

(f)	Ban on Short-term Trading. Advisory Persons must hold all reportable securities, including options, for a period of not less than sixty (60) days from date of acquisition. Options must be written for a minimum sixty (60) day term.

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(g)	Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund in any one year. All gifts and entertainment received or given must be reported to the Advisor’s Compliance Department.

(h)	Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Adviser. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

(i)	Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Account, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

6.	Reporting and Compliance Procedures

(a)	The Advisor shall provide a copy of the Code of Ethics, and any amendments thereto, to all Access Persons.

(b)	All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser’s Compliance Officer.

(c)	Every Access Person shall report to the Adviser’s Compliance Officer the information described in Section 6(c) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that an Access Person whose duplicate broker trade confirmations or account statements are received by the Adviser’s Compliance Officer, pursuant to Section 6(a) with respect to the time period required by Section 6(c), may reference that duplicate information in their quarterly report if all of the information required in Section 6(c) is contained in those confirmations and statements.

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(d)	Every report required pursuant to Section 6(b) above shall be made not later than fifteen (15) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	with respect to any transaction during the quarter in a Covered Security in which the Access Person had or acquired any direct or indirect beneficial ownership:

(A)	The date of the transaction, the title and number of shares; the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; as applicable the exchange ticker symbol or CUSIP number;

(B)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(C)	The price of the Covered Security at which the transaction was effected; and

(D)	The name of the broker, dealer or bank with or through whom the transaction was effected.

(ii)	with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

(A)	The name of the broker, dealer, or bank with whom the Access Person established the account; and

(B)	The date the account was established.

(iii)	Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

(iv)	The date the report is submitted by the Access Person.

(e)	No later than ten (10) days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested Trustees) must submit to the Adviser’s Compliance Officer a report of his or her personal securities holdings (the “Initial Holdings Report” and the “Annual Holdings Report”, respectively), which must include the following information (the Applicable Date for the Initial Holdings Report is the date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

(i)	The title, type and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and as applicable, the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

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(ii)	The title, number of shares, and, as applicable the exchange ticker symbol or CUSIP number of any Reportable Fund holding in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

(iii)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

(iv)	The date the report is submitted by the Access Person.

(f)	Each Access Person shall submit annually to the Adviser’s Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code’s requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code’s requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

(g)	Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(h)	(i)	The Adviser’s Compliance Officer shall submit an annual report to the Directors of the Adviser that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

(ii)	The Adviser’s Compliance Officer shall submit to the managed fund’s Compliance Officer an annual written report that

(A)	Summarizes the current procedures under the Code of Ethics;

(B)	Describes any issues arising from the Code of Ethics or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(C)	Certifies that the Adviser, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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(iii)	These reports will be available to the Chief Compliance Officer of the Fund.

(i)	Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser’s Compliance Officer.

(j)	An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(k)	Each Adviser’s Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of managed accounts as are necessary or appropriate to determine whether there have been any violations of the Code.

(l)	Each Adviser’s Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser’s Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

7.	Sanctions

Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser’s Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Fund Board meeting. Recommended sanctions are attached as Schedule A.

8.	Exceptions

The Adviser’s Compliance Officer may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Section 204-2. Exceptions granted will be reported to the Directors of the Advisor, as well as the Boards of any managed fund.

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9.	Recordkeeping

All Code of Ethics records will be maintained pursuant to the provisions of Rules 204A-1 and 17j-1.

10.	Other Codes of Ethics

This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

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CERTIFICATION:

By my signature below, I certify that I have received, read, and understood the foregoing policies of the Goodwin Capital Advisers, Inc. Code of Ethics, and will comply in all respects with such policies.

Name	Date

Please print or type name:

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Schedule A

Initial Holdings Report	Q Report	Q Report Affiliated MF Transactions	Annual Report	Pre-Clear
All Access Persons	All Access Persons	Investment Personnel	All Access Persons	Advisory Persons
•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning •2nd violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 30 days	•1st violation – written warning	•1st violation –
written warning

•2nd violation within
the same year –
$100 fine payable
to the Phoenix
Foundation and
suspension of
trading privileges
for 30 days

•3rd violation within
the same year –
suspension of
trading privileges
for 90 days

Pre-Clear IPOs & Limited Offerings*	Blackout	60-Day Holding Requirement	Market Timing Prohibition and Q Certificate	Open Order Rule
Advisory Personnel	Investment Personnel	Advisory Personnel	Investment Personnel	Investment Personnel
•1st violation – Reported to Chief Legal Officer and President of Goodwin Capital Advisers for determination of appropriate sanctions. •2nd violation – possible grounds for termination

•1st violation – disgorgement of profits on the personal trade

•2nd violation – Reported to Chief Legal Officer and President of Goodwin Capital Advisers for determination of appropriate sanctions.

•3rd violation – possible grounds for termination

		•1st violation – written warning •2nd violation – violation within the same year – $50.00 fine payable to the Phoenix Foundation •3rd violation within the same year – suspension of trading privileges for 60 days	•1st violation – possible grounds for termination at determination of Chief Legal Officer and President of Goodwin Capital Advisers	•1st violation – Reported to Chief Legal Officer and President of Goodwin Capital Advisers for determination of appropriate sanctions. •2nd violation – possible grounds for termination

*s/t FINRA Prohibition Rule 2790

COMPLIANCE POLICY MANUAL

Code of Ethics

MORNINGSTAR FAMILY of

REGISTERED INVESTMENT ADVISERS

2007

CONFIDENTIAL – INTERNAL USE ONLY

2007

INTRODUCTION

Compliance with the Advisers Act

Ibbotson Associates, LLC, Ibbotson Associates Advisers, Inc., Morningstar Associates, LLC, and Morningstar Investment Services, Inc. (each a “RIA”, collectively “the RIAs”) are investment advisers registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 203 of the Advisers Act.

Rule 206(4)-7(c) of the Advisers Act requires each investment adviser registered with the SEC to designate a Chief Compliance Officer. The Chief Compliance Officer is empowered with full responsibility and authority to develop and enforce appropriate policies and procedures that are reasonably designed to prevent Advisers Act violations. In accordance with the above-mentioned rule, the Chief Compliance Officer for each RIA is:

Scott Schilling (“CCO”)

This Manual has been developed to assist each RIA and its employees in complying with the Advisers Act and other applicable statues. In those instances where an issue or situation is not covered within the Manual, please contact the CCO at (312) 696-6168 or (312) 616-7829 [Work Phone], (312) 259-2624 [Cell Phone], or scott.schilling@morningstar.com.

Employee Responsibilities

Each RIA employee is responsible for taking the steps necessary to support a ‘culture of compliance’. The goal of such support is to create an environment that recognizes and supports the role of strong compliance and ethical practices. Employees can show their support by attending compliance meetings, fulfilling compliance reporting responsibilities, and bringing matters to the CCO that may impact our ability to comply with our regulatory requirements or our fiduciary responsibility to our clients.

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CODE of ETHICS

APPLICABLE RULES/REGULATIONS

Investment Advisers Act

Rule 204A-1

BACKGROUND

Each RIA is dedicated in providing effective and professional investment management services to its clients. The reputation of each RIA is a reflection of the quality of its employees and their dedication in supporting the ethical culture of the firm. Every RIA employee is expected to demonstrate the highest standards of moral and ethical conduct including placing client’s interests ahead of their own and those of the RIA and protecting client’s non-public personal information.

The Code of Ethics is as follows.

Fiduciary Duty to Clients

The SEC and the Supreme Court have stated that registered investment advisers have a fiduciary responsibility to their clients. Fiduciary responsibility includes the duty of placing the interests of the client before that of the firm and its employees. Failure in fulfilling such fiduciary responsibility may cause the adviser to be in violation of the anti-fraud provisions of the Advisers Act.

POLICY

The RIAs fiduciary duty to clients includes:

•

Making suitable recommendations based on what the client has informed us as their needs, personal situation, financial circumstances and investment objectives. If client declines to provide such information, recommendations may be made using prudent assumptions about the client;

•	Having an adequate basis/support for any and all recommendations, representations, and forecasts;

•	Treating all clients fairly and equitably;

•	Disclosing material facts (facts that are necessary for a client to make a fully informed decision) and conflict of interests; and

•	Complying with applicable federal securities laws, including the Advisers Act of 1940, GLB Act and the Securities Exchange Act of 1934.

In addition each RIA and its employees are subject to broad anti-fraud provisions which prohibit:

•	employing any device or scheme to defraud a client;

•	making any untrue and/or misleading statement to a client or omitting to state a material fact;

•	engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client; or

•	engaging in any manipulative act or practice with respect to a client.

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CODE of ETHICS (continued)

A breach of any of the above duties or obligations may, depending on the circumstances, expose the RIA and its employees to federal and/or state disciplinary actions, or potential criminal and civil liability.

Professional Responsibilities

In addition to the fiduciary responsibilities discussed above, it is important that employees possess the requisite qualifications and attributes including experience, education, prudent judgment, and the highest standards of moral and ethical conduct.

POLICY

A RIA employee is prohibited from:

•	Guaranteeing investment performance;

•	Falsely stating or misrepresenting her/his credentials (e.g., professional designation);

•	Selling products and/or services by means of any manipulative, deceptive or fraudulent device;

•	Stating or implying that the SEC, DoL, NASD, or any state regulatory body endorses the products/services offered by the RIA;

•	Rendering legal or tax advice to clients;

•	Communicating non-public information about the RIA or its affiliates to persons outside of the RIA or Morningstar, Inc.;

•	Communicating information to clients that is based solely on rumor or speculation;

•	Buying or selling a client’s security while in possession of inside information about that client or tipping such inside information to others;

•	Signing a client’s name to any document, even if the client gives permission to do so;

•	Instructing the client to pay them directly for services rendered by the RIA;

•	Accepting cash, checks or other forms of payment from a client that is made payable to them;

•	Lending money to a client;

•	Borrowing money or securities from a client;

•	Settling a client complaint on their own;

•	Stating or implying that the RIA’s product/service is offered by and/or that the employee works for Morningstar Inc.;

•	Becoming a full-time employee or serving as a director of another company (limited exceptions are available); and

•	Acquiring or deriving personal gain or profit from any business or investment opportunity that comes to her/his attention as a result of her/his duties within the RIA or their association with client.

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CODE of ETHICS (continued)

Client’s Non-Public Personal Information

It is important that each RIA and its employees hold client’s non-public, personal information strictly confidential and take all reasonable measures to preserve its confidentiality. A client’s sensitive information includes such things as their personal and/or financial situation, the portfolio they are invested in, the transaction history of their account, and forthcoming rebalancing/reallocation decisions (collectively “sensitive information”).

POLICY

To mitigate sensitive information from being made available to unauthorized persons (i.e., persons who do not need to know such information to perform their assigned tasks or persons outside the RIA), employees, at a minimum, are to:

•	Refrain from discussing sensitive information in public places, such as elevators, hallways, or social gatherings;

•	Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;

•	Avoid exposing documents containing sensitive information to areas where they may be read by unauthorized persons (e.g., printers and fax machines);

•	Store documents containing sensitive information in a secure location when they are not in use;

•	Sign-off from all computer systems, which may contain sensitive information when you are away from your desk and utilize a password protected screensaver;

•	Refrain from using ‘simple’ passwords (e.g., “Mstar”, “May2007”); and

•	Exercise care in faxing sensitive information, notifying the recipient of the information by phone or email that the material is being sent.

It is the RIAs policy to:

•	Limit the number of employees with access to sensitive information;

•	Place servers with sensitive information in a secure location and in a controlled environment; and

•	Lock access to a system with sensitive information if the user fails to enter the correct password within a certain number of tries.

It is important to note that while maintaining the confidentiality of sensitive information is of up most importance, it does not preclude employees from their duty to report any suspected illegal activities by clients and/or an intermediary (e.g., a client’s investment adviser representative) to the CCO.

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CODE of ETHICS (continued)

Gifts

By definition, gifts are anything of value. They include cash, goods, tickets, services, special considerations, or other types of benefits such as travel and entertainment (each a “gift”, collectively “gifts”). In order to maintain independence and objectivity, receiving gifts from clients and/or their representatives or giving gifts to clients and/or their representatives should be limited to those of a de minimis amount or, in certain instances, avoided completely.

POLICY

Gifts to Clients

It is the RIAs policy that employees should not give a gift that is intended or would be reasonably judged to have the likely effect of causing the recipient to act in a manner that is inconsistent with their fiduciary duty or make them feel beholden to the RIA or an employee. Therefore, it is the RIAs policy to limit gifts to clients to $100 or less per person per calendar year. It is the RIAs policy that cash gifts (i.e., coins or currency) are strictly prohibited.

•	DEFINITIONS:

•

“Client” includes an institution (e.g., plan provider, advisory firm); an institution’s employees, agents or representatives and individuals using our advisory services (e.g., plan participants, retail customers).

•	“Gift” includes holiday gifts such as gift baskets, wine and miscellaneous gifts given during the December holidays.

•	EXCEPTION: The following will not be considered a gift:

•	Ordinary, infrequent, non-excessive business-related meals or entertainment (e.g., ticket to a non-major sporting event) with a client that is organized by the RIA and where a RIA employee is present.

•

The business-related meal or entertainment is required to be reported on an expense reimbursement form (or its equivalent) and is to include transportation and/or lodging expenses that were incurred in conjunction with the business meal or entertainment. This form must be approved, at a minimum, by the employee’s supervisor and should list the attendees and their employer.

•	Sponsorship of a marketing event by an RIA where a RIA employee(s) is present.

•	Promotional items such as pens, notepads, golf balls , hats, and other logo-stamped chatchkas whose value is $30 or less.

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CODE of ETHICS (continued)

Gifts (continued)

POLICY (continued)

•	EXCEPTION: The following will not be considered a gift (continued):

•	Personal gifts such as a wedding gift, retirement gift or a congratulatory gift for the birth of a child provided they are not in relation to the business of the employer of the recipient.

•

In determining whether a gift is “in relation to the business of the employer of the recipient,” it is the RIAs policy to consider a number of factors, including the nature of any pre-existing personal or family relationship between the person giving the gift and the recipient, and whether the employee paid for the gift.

•	If the RIA bears the cost of a gift, either directly or by reimbursing an employee, the gift will be counted towards the $100 limit.

In order to monitor gift giving activities, it is the RIAs policy that employees document gifts given to existing or prospective clients or their representatives. This documentation – to be submitted to the RIA’s marketing department or some other designated department at a minimum quarterly — is to include,

•	Recipient name(s) and their employer,

•	a description of the gift given,

•	cost (if actual is not known, an estimated value), and

•	date the gift was given.

Holders of the above documentation (e.g., marketing department) are to maintain the above records and have them readily available should they be requested by the CCO.

A gift should be valued at the higher cost or market value and may exclude taxes or delivery charges. For a gift sent to multiple recipients, the value of the gift is to be prorated for purposes of the $100 limit. For example, if sent a gift basket valued at $250 to a client’s marketing department that consist of five employees, for purposes of the $100 limit, each person will be reflected as receiving a $50 gift. Promotional items such as pens, notepads, golf balls and other logo-stamped chatchkas whose value is $30 or less will not be counted toward the $100 limit. However, promotional items valued at greater than $30 will count toward the $100 limit even if such items are stamped with the RIA’s logo.

Lastly, each RIA and its employees need to be careful not to run afoul of peripheral regulations — like the federal Foreign Corrupt Practices Act, which allows only low-value gifts to overseas officials, political parties, and candidates.

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CODE of ETHICS (continued)

Gifts to Clients – Summary

Gifts include: (1) cash; (2) goods (includes gift baskets, food); (3) promotional items (logo stamped chatchkas); (4) entertainment (includes meals, tickets to sporting events); (5) travel.

Gifts do not include: (1) ordinary, infrequent, non-excessive business meal; (2) ordinary, infrequent, non-excessive entertainment (includes tickets to a non-major sporting event); (3) marketing sponsorship where a RIA employee is present at the event; and (4) gifts given based on a personal relationship with client.

Decision Tree

Is the item intended to be given a gift as defined by the Policy?

•	NO – Can provide to client. Must report activity on an Expense Report

•	YES – Is the gift cash?

•	YES – STOP; Policy Prohibits

•	NO – Is the gift over $100

•	YES – STOP; Policy Prohibits

•	NO – Is gift a promotional item under $30?

•	YES – Can give gift. Does not count toward client’s $100 limit

•	NO – Given this client a gift during this calendar year?

•	NO – Allowed to give gift. Complete gift form.

•	YES – Has client already reached its $100 limit?

•	YES – STOP; Policy Prohibits

•	NO – Will the value of this gift exceed client’s $100 limit?

•	YES – STOP; Policy Prohibits

•	NO – Allowed to give gift. Complete gift form.

If in doubt or if a specific situation is not covered above, please contact the CCO.

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CODE of ETHICS (continued)

Gifts (continued)

POLICY (continued)

Gifts from Clients

It is the RIAs policy that employees may not accept, directly or indirectly, from clients gifts that are in excess of $100 per calendar year per client.

•

This restriction does not include an occasional, non-excessive business meal, tickets to a non-major sporting event or other similar entertainment as long as a client representative is present. However, an employee must inform their supervisor in writing (e.g., email) that they attended such event, the name of the client, the date of the event and the type of activity that took place (i.e., business meal, baseball game). Supervisors are to maintain such records and have them readily available should they be requested by the CCO.

•

It is the RIAs policy not to accept any gift – even if it is under $100 —if it is intended or could be reasonably judged as causing us to act in a manner that is inconsistent with our fiduciary duty or make us feel beholden to the client or their representatives.

•	Receipt of cash gifts are strictly prohibited at any amount.

•	Promotional items such as pens, notepads, golf balls, hats, and other logo-stamped chatchkas of the client whose value is $30 or less are not counted against the $100 limit.

•

In the event that a gift is sent unbeknownst to an employee by mail or by overnight carrier, the employee is to contact their supervisor immediately. If the value is estimated to be $100 or more, the supervisor will arrange for the return of the gift to the offeror or for the gift to be donated to a charity. In addition, the supervisor will document the name of the client who sent the gift, the date the gift was received, description of the gift, and the date it was sent back to the offeror or given to charity (if the latter, document the name of the charity). Supervisors are to maintain such records and have them readily available should they be requested by the CCO. If feasible, gifts under $100 should be shared with all employees.

Each RIA employee is prohibited from actively soliciting for themselves or the firm gifts, meals, entertainment or travel expenses from a client, service provider, fund company, or any other entity with which the firm does business with.

It is the RIAs policy for employees not to accept gifts directly from fund companies, ETF sponsors, or their distributors or investment adviser/sub-adviser, or brokerage firms unless they are promotional items estimated to be under $30. Likewise, it is the RIAs policy for employees not to accept offers from fund companies, ETF sponsors, or their distributors or investment adviser/sub-adviser, or brokerage firms to pay travel, hotel and/or other costs associated with a seminar attended by the employee.

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CODE of ETHICS (continued)

Gifts (continued)

POLICY (continued)

Gifts from Clients

In order to monitor gifts received, it is the RIAs policy that employees document gifts received from clients. This documentation – to be submitted to the RIA’s marketing department or some other designated department at a minimum quarterly — is to include, at a minimum,

•	offeror’s name(s) and their employer,

•	a description of the gift received,

•	cost (if actual is not known, an estimated value), and

•	date the gift was received.

Gifts from Clients – Summary

Gifts include: (1) cash; (2) goods (includes gift baskets, food); (3) promotional items (logo stamped chatchkas); (4) entertainment (includes meals, tickets to sporting events); (5) travel.

Gifts do not include: (1) ordinary, infrequent, non-excessive business meal; and (2) ordinary, infrequent, non-excessive entertainment (includes tickets to a non-major sporting event).

Decision Tree

Gift Received Directly from Client

Did employee receive a gift as defined by the Policy?

•	NO – Employee must report activity attended to supervisor.

•	YES – Is the gift cash?

•	YES – STOP; Employee can not accept.

•	NO – Is gift a promotional item estimated to be under $30?

•	YES – Employee can accept gift. Gift does not need to be reported.

•	NO – Is gift from a fund company, ETF sponsor, etc.?

•	YES – STOP; Employee can not accept.

•	NO – Has employee received gift previously from this client in this calendar year?

•	NO – Employee can accept gift. Must fill out gift form.

•	YES – Would accepting this gift cause the $100 limit to be exceeded?

•	YES – STOP; Employee can not accept.

•	NO – Employee can accept gift. Must fill out gift form.

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CODE of ETHICS (continued)

Gifts from Clients – Summary (continued)

Decision Tree

Gift Received in Mail/Overnight Carrier

Is the gift received cash?

•	YES – STOP; Employee can not accept. Contact supervisor immediately.

•	NO – Is gift estimated to be $100 or more?

•	YES – STOP; Employee can not accept. Contact supervisor immediately.

•	NO – Is gift a perishable item or some other food product (e.g., popcorn)?

•	YES – Make gift available to all RIA employees.

•	NO – Is gift a promotional item under $30?

•	YES – Employee can accept gift.

•	NO – Has employee received gift previously from this client in this calendar year?

•	NO – Employee can accept gift. Must fill out gift form.

•	YES – Does gift cause the $100 limit to be exceeded?

•	YES – STOP; Employee can not accept gift.

•	NO – Employee can accept gift. Must fill out gift form.

If in doubt or if a specific situation is not covered above, please contact the CCO.

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CODE of ETHICS (continued)

Conflicts of Interest

As a fiduciary, investment advisers have an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interests and by fully disclosing all material facts concerning any conflict that may arise with respect to any client.

In general, conflicts of interests are those situations when the interests of the employee/firm differ from the interests of the client. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to a client or clients.

POLICY

Conflicts of interests are to be disclosed, at a minimum, within the RIA’s Form ADV Part II. Other means of such disclosure may include marketing materials and/or verbal communications with clients or prospective clients.

It is the RIAs policy not to favor the interests of one client or one group of clients over others (e.g., larger accounts over smaller accounts, accounts of employees and/or their immediate family over all other accounts, and accounts which produce higher compensation for the adviser over the others that do not).

It is the RIAs policy that each employee promptly report any situation or transaction which they believe involves an actual or potential conflict of interest to the CCO.

It is the RIAs policy to strictly prohibit employees from using knowledge about pending or currently considered securities transactions for clients to profit personally either directly or indirectly, including by purchasing or selling such securities.

Personal Security Transactions/Holdings

The personal security records required under Rule 204A-1 are intended as a means of bringing inappropriate trading practices to light. It requires, among other things, an “access person” to report to the CCO (or her/his designee) a list of “reportable securities” in which they have a “beneficial ownership” in and transactions made in “reportable securities”. The timing of those reports are as follows:

Transactions — Quarterly

Within 30 calendar days after a calendar quarter end, each “access person” must report any transaction made in a “reportable security” during the previous quarter.

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CODE of ETHICS (continued)

Personal Security Transactions/Holdings (continued)

Holdings—Initially and Annually

Upon becoming an “access person” (e. g., once they become employed by the RIA) and annually thereafter, employee must provide an inventory of all “reportable securities” in which they have a “beneficial ownership”.

Definitions

“Access person” is defined as a person who:

(1)	Is an officer of the RIA,

(2)	makes or participates in making investment recommendations to clients, or

(3)	has the ability to access nonpublic information regarding a client’s security holdings including what recommendations were given or will be given to them and what securities they currently hold or will be holding.

At the CCO’s discretion, consultants, independent contractors, or interns used by the RIA whose duties may expose them to (2) and/or (3) above may be deemed an access person.

“Reportable securities”, include:

•	stocks,

•	bonds,

•	derivatives (e.g., options, futures),

•	closed-ends funds,

•	Exchanged Traded-Funds (ETFs),

•	529 Plans,

•	hedge funds,

•	private placements,

•	open-end mutual funds in which the RIA is an investment adviser or sub-adviser to (please contact the CCO for the list of those funds), and

•	unit investment trust in which the RIA is an investment adviser or sub-adviser to (please contact the CCO for the list of those funds).

“Reportable securities”, does not include:

•	Direct obligations of the Government of the United States (e.g., U.S Treasury Bonds);

•

Money market instruments such as bank certificates of deposit, commercial paper, and high quality short-term debt instruments (which is an instrument having a maturity of less than 366 days and is rated in one of the highest two rating categories by a NRSRO);

•	Shares in open-end mutual funds including money market funds (except for those in which the RIA is an investment adviser or sub-adviser to);

•

Units in a unit investment trust (except for those in which the RIA is an investment adviser or sub-adviser to) which includes separate accounts supporting an insurance company’s variable insurance contracts, like for example a variable annuity; and

•	Cashless exercise of an employee’s Morningstar, Inc. stock options.

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CODE of ETHICS (continued)

Personal Security Transactions/Holdings (continued)

In addition to “reportable securities” that may be at a brokerage firm and/or a bank, it also includes those that are within a brokerage window of a 401k plan. However, it excludes “reportable securities” in accounts in which you have “no direct or indirect influence or control” such as an account that you have delegated to a financial professional the authority to make trades without first seeking your authorization (i.e., discretionary accounts) or are affected through an automatic investment plan.

Beneficial ownership is where an access person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction. Generally, this includes reportable securities that are owned by immediate family members residing in your home (e.g., a reportable security held in an account that is under your spouse or partner’s name).

POLICY

All “access persons” will be required to submit quarterly a Personal Security Transaction Report to Compliance. Those persons having no “reportable securities” for the quarter must state that fact on their reports by writing “NONE”, fill in the reporting date and their name, sign and submit the report to Compliance.

All “access persons” will be required to submit an Annual Holdings Report to Compliance once every 12 months. Those persons having no “reportable securities” must state this fact on their reports by writing “NONE”, fill in the reporting date and their name, sign and submit the report to Compliance.

All “access persons” will be required to obtain written approval from the CCO prior to participating in an initial public offering (“IPO”) or investing in a private placement (which includes hedge funds).

All employees are prohibited from executing a transaction in a “reportable security” when it is listed on Morningstar, Inc.’s Restricted List. The Restricted List is updated continuously and is available on the Pond under the “Restricted Investments” section located at the lower right-hand side of the web page.

It is the RIAs policy that the CCO has the right to request from an employee or employees duplicate trade confirmations and/or account statements for a given period.

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CODE of ETHICS (continued)

Insider Trading

Like many active market participants, investment advisers may have access to material information that has not been publicly disseminated. In order to combat misuse of this information by advisers, their employees, or affiliates, through insider trading or otherwise, Congress added Section 204A to the Advisers Act. Section 204A requires an investment adviser to adopt policies and procedures to preserve the confidentiality of information and prevent possible insider trading.

Violations of insider-trading laws have occurred when persons traded on nonpublic information such as:

•	a company had sustained its first and unexpected loss;

•	substantial change, both positive and negative, in a company’s earnings projections; or

•	a tender offer to be made for a company’s securities above the market price.

Legal sanctions have been applied to:

•	persons inside a company who traded the stock;

•	persons inside the company who told persons outside the company who traded the stock.

Although the term ‘Insider Trading’ is not defined under federal securities law, it is generally considered to mean:

•	The use of material, nonpublic information to trade securities; or

•	The communication of material nonpublic information to others.

•

In this context, information is “material” if there is a substantial likelihood a reasonable investor would consider the information important in making a securities-related decision. Positive or negative information may be material.

•	information is “non-public” if it has not been disseminated in a manner making it available to investors generally.

“Awareness” Standard

An employee will be liable for securities bought or sold while being “aware” of inside information except in the following three (3) situations:

•	The employee can demonstrate that before becoming aware of the inside information, the employee entered into a binding contract to trade that security;

•	The employee provided instructions to a broker/financial adviser to execute a trade before becoming aware of inside information;

•	The employee adopted, and had previously adhered to, a written plan specifying purchases or sales of a security prior to becoming aware of inside information.

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CODE of ETHICS (continued)

Insider Trading (continued)

POLICY

It is the RIAs policy to strictly prohibit employees from trading while in possession of material, nonpublic information. Employees are also strictly prohibited from communicating material nonpublic information to others.

In order to reduce the possible misuse of inside information, it is the RIAs policy to have its employees follow these guidelines:

•	If an employee receives inside information, they must immediately notify their supervisor and the CCO.

•	Except as noted in the above bullet point, no employee may communicate inside information to others (i.e., no tipping).

•	No employee may trade in a security while in possession of inside information about that security or the issuer of that security.

•	No employee is allowed to trade securities of issuers contained on the Restricted List.

•	To prevent sensitive information from being made available to unauthorized persons; the following guidelines should be followed:

•	Refrain from discussing sensitive information (which would include any upcoming rebalancing/reallocation) in public places, such as elevators, hallways, or social gatherings;

•	Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;

•	Avoid placing documents containing sensitive information in areas where they may be read by unauthorized persons;

•	Store documents containing sensitive information in a secure location when they are not in use.

•	Sign-off from all computer systems, which may contain sensitive information when you are away from your desk and utilize a password protected screensaver.

Firm’s Confidential Information

No employee shall disclose confidential information concerning the RIA or its affiliates to anyone outside the RIA or Morningstar, Inc. without the prior approval of the CCO. Employees can disclose to clients information contained within Morningstar, Inc.’s 10-Q, 10-K, or 8-K including, if applicable, the status of regulatory investigations of the RIA or its affiliates.

In addition, any request for information that is not generally released in the normal course of business, should be referred to the CCO for determination as to whether or not such request will be fulfilled.

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CODE of ETHICS (continued)

Requests from or Visits by Regulatory Authorities

All contacts, inquiries, or requests – written or oral – for information or documents by governmental or self-regulatory authorities (e.g., SEC, DoL, NASD), should be reported immediately to the CCO. In the case of telephone requests, the employee receiving the request should obtain the name, agency, address, and telephone number of the representative making such request.

Subpoenas or Other Legal Process

Only officers of a RIA may accept a subpoena or other legal process related to the firm. If a non-officer employee is attempted to be served, they must immediately contact the CCO.

Reporting Violations

Each employee is required to promptly report to the CCO any Code of Ethics violations that come to their attention. A Code of Ethics violation may be reported to the CCO either in writing or verbally. In lieu of reporting directly to the CCO, an employee may report a Code of Ethics violation using MySafeWorkplace website (www.mysafeworkplace.com) or by calling 1-800-461-9330.

POLICY

Upon notification of an alleged violation, the CCO will investigate the matter fully. Once the CCO is satisfied that she/he has all the necessary facts, the applicable RIA President will be provided a recommendation as to what action should be taken. If the alleged violation relates to the RIA’s President, the CCO will provide a recommendation to the parent company’s CEO and/or General Counsel. The following are some general guidelines a CCO may follow if a violation has been determined:

•	Individual’s 1st violation – written warning to the individual, “cc” the individual’s supervisor and the President.

•	Individual’s 2nd violation – written document to the President, “cc” the individual and her/his supervisor, requesting that disciplinary action be taken.

•	Individual’s 3rd violation – written document to the President, “cc” the individual and her/his supervisor, requesting that the individual be terminated.

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CODE OF ETHICS AND PERSONAL TRADING GUIDELINES

MORGAN STANLEY INVESTMENT MANAGEMENT1

Effective May 12, 2008

1 Ex-Merchant Banking and FrontPoint Partners.

Table of Contents 2

I.	INTRODUCTION		3
	A.	General	3
	B.	Standards of Business Conduct	3
	C.	Overview of Code Requirements	4
	D.	Definitions	4
	E.	Grounds for Disqualification from Employment	8
	F.	Other Policies and Procedures	9

II.	PRE-CLEARANCE REQUIREMENTS		9
	A.	Employee Securities Accounts	9
	B.	Personal Trading	12
	C.	Other Pre-Clearance Requirements	17

III.	REPORTING REQUIREMENTS		17
	A.	Initial Holdings and Brokerage Account(s) Reports and Certification	17
	B.	Quarterly Transactions Report	18
	C.	Annual Holdings Report and Certification of Compliance	19

IV.	OUTSIDE ACTIVITIES AND PRIVATE PLACEMENTS		19
	A.	Approval to Engage in an Outside Activity	19
	B.	Approval to Invest in a Private Placement	20
	C.	Approval Process	20
	D.	Client Investment into Private Placement	20

V.	POLITICAL CONTRIBUTIONS		21

VI.	GIFTS AND ENTERTAINMENT		21

VII.	CONSULTANTS AND TEMPORARY EMPLOYEES		22

VIII.	REVIEW, INTERPRETATIONS AND EXCEPTIONS		22

IX.	ENFORCEMENT AND SANCTIONS		22

2 Previous versions: August 16, 2002, February 24, 2004, June 15, 2004, December 31, 2004 and December 15, 2006.

I.	INTRODUCTION[3]

A.	General

The Morgan Stanley Investment Management (“MSIM”) Code of Ethics (the “Code”) is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and outside activities as an MSIM employee. It is very important for you to read the “Definitions” section below to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers. You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered Person, as defined below, when amendments are made, and annually.

B.	Standards of Business Conduct

MSIM seeks to comply with the Federal securities laws and regulations applicable to its business. This Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM employee as they relate to your personal securities transactions.

•	Fiduciary Duties.

As an MSIM employee, you owe a fiduciary duty to MSIM’s Clients. This means that in every decision relating to personal investments, you must recognize the needs and interests of Clients and place those ahead of any personal interest or interest of the Firm.

•	Personal Securities Transactions and Relationship to MSIM’s Clients.

MSIM generally prohibits you from engaging in personal trading in a manner that would distract you from your daily responsibilities. MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading. You are cautioned that short-term strategies may attract a higher level of regulatory and other scrutiny. Excessive or inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.

3 This Code is intended to fulfill MSIM’s requirements under Rule 204A-1 of the Investment Advisers Act of 1940 (Advisers Act) and Rule 17j-1 under the Investment Company Act of 1940 (Company Act). Please note that there is a separate Fund Code for each of the Morgan Stanley and Van Kampen fund families.

If you become aware that you or someone else may have violated any aspect of this Code, you must report the suspected violation to Compliance immediately.

C.	Overview of Code Requirements

Compliance with the Code is a matter of understanding its basic requirements and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:

Activity	Code Requirements
Employee Securities Account(s)	-Pre-clearance, Reporting
Personal Trading	-Pre-clearance, Holding Period, Reporting
Participating in an Outside Activity	-Pre-clearance, Reporting
Investing in a Private Placement	-Pre-clearance, Reporting
Political Contributions	-Pre-clearance, Reporting
Gifts and Entertainment	-Reporting

You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with Compliance if you have any questions.

D.	Definitions

These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code. They are an integral part of the Code and a proper understanding of them is essential. Please refer back to these Definitions as you read the Code.

•	“Access Persons, ” as defined in the Morgan Stanley Code of Conduct for purposes of transacting in Morgan Stanley stock includes:

•	all Morgan Stanley Management Committee and Operating Committee members

•	all other Managing Directors

•	if your business unit or department has a title structure that does not include Managing Director, the person(s) with the highest available title in that unit

•	individuals notified by Compliance that, due to their job responsibilities, they are considered to be Access Persons.

•

“Client” means and includes shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.

•	“Compliance” means your local Compliance group (New York, London, Singapore, Tokyo and Mumbai).

•	“Consultant” means a non-employee of MSIM who falls under the definition of a Covered Person.

•	“Covered Persons”[4] means and includes:

•	All MSIM employees;

•	All directors, officers and partners of MSIM;

•

Any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client’s purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic (such as certain consultants, leased workers or temporary employees).

•

Any personnel with responsibilities related to MSIM or who support MSIM as a business and have frequent interaction with Covered Persons or Investment Personnel as determined by Compliance (e.g., IT, Internal Audit, Legal, Compliance, Operations, Corporate Services and Human Resources).

The definition of “Covered Person” may vary by location. Please contact Compliance if you have any question as to your status as a Covered Person.

•	Any other persons falling within such definition under Rule 17j-1 of the Company Act or Rule 204A-1 under the Advisers Act and such other persons that may be so deemed by Compliance from time to time.

•	“Covered Securities” includes generally all equity or debt securities, including derivatives of securities (such as options, warrants and

4 The term “Access Person” is now made consistent with the Morgan Stanley Code of Conduct to avoid confusion.

ADRs), futures, commodities, securities indices, exchange-traded funds, open-end mutual funds for which MSIM acts as adviser or sub-adviser, closed-end funds, corporate and municipal bonds and similar instruments, but do not include “Exempt Securities,” as defined below. Please refer to Schedule A for application of the Code to various security types.

•	“Employees” means MSIM employees. For purposes of this Code, all Employees are considered Covered Persons.

•

“Employee Securities Account” is any account in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of holding Covered Securities, as defined below. This includes accounts owned by you and:

•	accounts of your spouse or domestic partner;

•

accounts of your children or other relatives of you or your spouse or domestic partner who reside in the same household as you and to whom you contribute substantial financial support (e.g., a child in college that is claimed as a dependent on your income tax return or who receives health benefits through you);

•	accounts where you obtain benefits substantially equivalent to ownership of securities;

•	accounts that you or the persons described above could be expected to influence or control, such as:

•	joint accounts;

•	family accounts;

•	retirement accounts ;

•	corporate accounts;

•	trust accounts for which you act as trustee where you have the power to effect investment decisions or that you otherwise guide or influence;

•	arrangements similar to trust accounts that benefit you directly;

•	accounts for which you act as custodian; and

•	partnership accounts.

•	“Exempt Securities” are securities that are not subject to the pre-clearance, holding and reporting requirements of the Code, such as:

•	Bankers’ acceptances, bank certificates of deposit and commercial paper;

•

Investment grade, short-term debt instruments, including repurchase agreements (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization);

•	Direct obligations of the U.S. Government[5];

•	Shares held in money market funds;

•	Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser; and

•	Open-end mutual funds for which MSIM does not act as adviser or sub-adviser.

Please refer to Schedule A for application of the Code to various security types.

•	“Firm” means Morgan Stanley, MSIM’s parent company.

•	“Investment Personnel” means and includes:

•

Employees in the Global Equity, Global Fixed Income and Alternative Investments Groups, including portfolio managers, traders, research analysts, support staff, etc., and any other Covered Person who obtains or has access to information concerning investment recommendations made to any Client; and

•	Any persons designated as Investment Personnel by Compliance.

•	“IPO” means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

•	“Morgan Stanley Broker” means a broker-dealer affiliated with Morgan Stanley.

5 Includes securities that are backed by the full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries, and equivalent securities issued by non-U.S. governments.

•	“Morgan Stanley Investment Management” or “MSIM” means the companies and businesses comprising Morgan Stanley’s Investment Management Division. See Schedule B.

•

“Mutual Funds” includes all open-end mutual funds and similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan, but do not include shares of open-end money market mutual funds (unless otherwise directed by Compliance).

•

“Outside Activity” means any organized or business activity conducted outside of MSIM. This includes, but is not limited to, participation on a board of a charitable organization, part-time employment or formation of a limited partnership.

•	“Portfolio Managers” are Employees who are primarily responsible for the day-to-day management of a Client portfolio.

•

“Private Placement” means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions. If you are unsure whether the securities are issued in a private placement, please consult with Compliance.

•	“Proprietary or Sub-advised Mutual Fund” means any open-end Mutual Fund for which MSIM acts as investment adviser or sub-adviser.

•	“Research Analysts” are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any Client portfolio.

•	“Senior Loan Employee” means any Employee who has knowledge of, or has access to, investment decisions of any MSIM senior loan fund.

•	“Unit Investment Trust(s)” or “UIT(s)” include registered trusts in which a fixed, unmanaged portfolio of securities is purchased.

E.	Grounds for Disqualification from Employment

Pursuant to the terms of Section 9 of the Advisers Act, no director, officer or employee of MSIM may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee:

•

within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

•

is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

You are obligated to report any conviction or injunction described here to Compliance immediately.

F.	Other Policies and Procedures

In addition to this Code, you are also subject to the Morgan Stanley Investment Management Compliance Manuals and the Morgan Stanley Code of Conduct.

Please contact Compliance for additional policies applicable in your region.

II.	PRE-CLEARANCE REQUIREMENTS

A.	Employee Securities Accounts

Generally, you must maintain all Employee Securities Accounts that may invest in Covered Securities at a Morgan Stanley Broker. Situations in non-U.S. offices may vary. New Employees must transfer, at their expense, their Employee Securities Account(s) to a Morgan Stanley Broker as soon as practical (generally within 30 days of becoming a Covered Person). Failure to do so will be considered a significant violation of this Code.

•	Process for Opening a Morgan Stanley Brokerage Account.

When opening an account with a Morgan Stanley Broker, you must notify the Broker that you are an MSIM Employee and that all Employee Securities Accounts opened by you must be coded as an employee or employee-related account. You are responsible for reporting your Morgan Stanley Brokerage account number to Compliance during the Quarterly Transactions Reporting process. Prior approval from Compliance is not required. The process in non-U.S. offices may vary.

•	Non-Morgan Stanley Accounts by Special Permission only.

Exceptions to the requirement to maintain Employee Securities Accounts at a Morgan Stanley Broker are rare and will be granted only with the prior written approval of Compliance. If your request is approved, you will be required to ensure that duplicate confirmations and statements are sent to Compliance. Situations in non-U.S. offices may vary.

If you maintain an outside account without appropriate approval, you must immediately disclose this to Compliance.

•	Individual Savings Accounts (“ISAs” for employees of MSIM Ltd.)

MSIM Ltd. employees are permitted to establish ISAs with outside managers but details may require pre-clearance. The degree of reporting that will be required will depend on the type of ISA held. Fully discretionary managed ISAs (i.e. an independent manager makes the investment decisions) may be established and maintained without the prior approval of Compliance, provided that you exercise no influence or control on stock selection or other investment decisions. Once an ISA is established, details must be disclosed via the Firm's Outside Business Interests system ("OBI"). Non-discretionary ISAs (including single company ISAs) where an employee makes investment decisions may only be established and maintained if pre-clearance from Compliance is sought, duplicate statements are supplied to Compliance and the Code of Ethics quarterly and annual reporting requirements are met.

•	Mutual Fund Accounts

You may open an account for the exclusive purchase of open-end Mutual Funds, including Proprietary Mutual Funds (i.e. an account directly with a fund transfer agent) without prior approval from Compliance. If the account is opened for the purchase of Sub-Advised Mutual Funds, duplicate confirmations of all transactions and account statements must be sent to Compliance.

MSIM Private Limited Employees. Refer to your local Employee Trading Policy for specific restrictions applicable in your region. See Schedule C.

•	Discretionary Managed Accounts.

You may open a fully discretionary managed account (“Discretionary Managed Account”) at Morgan Stanley if the account meets the standards set forth below. In certain circumstances and with the prior written approval of Compliance, you may appoint non-Morgan Stanley managers (e.g., trust companies, banks or registered investment advisers) to manage your account.

In order to establish a Discretionary Managed Account, you must grant to the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

To open a Morgan Stanley Discretionary Managed Account, you must submit the appropriate Discretionary Managed Account form, along with the required documentation (i.e. the advisory agreement or contract with the manager) to Compliance. See Schedule C . If it is managed by a non-Morgan Stanley manager, please submit the request in the OBI system and arrange for duplicate copies of trade confirmations and statements to be sent to Compliance.

•	Issuer Purchase Plans.

You may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, or “DRIP,” by submitting the DRIP form to your local Compliance group and by pre-clearing the initial purchase and any sales of shares. See Schedule C. You must also report holdings annually to Compliance.

•	Other Morgan Stanley Accounts:

Employee Stock Purchase Plan (ESPP)

Employee Stock Ownership Plan (ESOP)

Employee Incentive Compensation Plan (EICP)

Morgan Stanley 401(k) (401(k)).

You do not have to pre-clear participation in the Morgan Stanley ESPP, ESOP, EICP or 401(k) Plan with Compliance. However, you must disclose participation in any of these plans (quarterly, upon initial participation, and on annual certifications).

NOTE: PARTICIPATION IN A NON-MORGAN STANLEY 401(k) PLAN OR SIMILAR ACCOUNT THAT PERMITS YOU TO TRADE COVERED SECURITIES MUST BE PRE- APPROVED BY COMPLIANCE.

•	Investment Clubs

You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.

•	529 Plans

You do not have to pre-clear participation in a 529 Plan with Compliance.

B.	Personal Trading

You are required to obtain pre-clearance of personal securities transactions in Covered Securities, other than transactions in Proprietary or Sub-advised Mutual Funds. Exempt Securities do not require pre-clearance. Please see the Securities Transaction Matrix attached as Schedule A for additional information about when pre-clearance is or may not be required.

•	Initiating a Transaction.

Pre-clearance must be obtained by entering the trade request into the Trade Pre-Clearance System by typing “TPC” into your internet browser. For regions without access to TPC, please contact

Compliance. See Schedule C. Once Compliance has performed the necessary checks, Compliance will notify you promptly regarding your request.

•	Pre-Clearance Valid for One Day Only.

If your request is approved, such approval is valid only for the day it is granted. Any transaction not completed on that day will require a new approval. This means that open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. 6

•	Holding Requirement and Repurchase Limitations

Proprietary or Sub-advised Mutual Funds

You may not redeem or exchange Proprietary Mutual Funds (i.e., Morgan Stanley or Van Kampen funds) until at least 30 calendar days from the purchase trade date.

Sub-advised Mutual Funds are not subject to a holding period but do carry a reporting requirement, as detailed below.

All other Covered Securities

You may not sell a Covered Security until you have held it for at least 30 days.

If you sell a Covered Security, you may not repurchase the same security for at least 30 days.

MSAITM Employees. In case of selling equity and equity-linked notes, Covered Persons at MSAITM must hold such instruments for at least six months; however, Compliance may grant an exception if the instruments are held for at least 30 calendar days from the date of purchase. This includes transactions in MS stock.

MSIM Private Limited Employees. Refer to your local Employee Trading Policy for specific restrictions applicable in your region. See Schedule C.

•	Restrictions and Requirements for Portfolio Managers and Investment Personnel.

Blackout Period. No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives) by a

6 In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.

Portfolio Manager for a period of seven calendar days before or seven calendar days after the Portfolio Manager purchases or sells the security on behalf of a Client. A Portfolio Manager may request an exception from the blackout period if the Covered Security was traded for an index fund or index portfolio.

In addition, Investment Personnel who have knowledge of a Portfolio Manager’s trading activity are subject to the same blackout period.

Investment Personnel must also obtain an additional signature from their manager prior to pre-clearance.

MSIM Private Limited Employees. Refer to your local Employee Trading Policy for specific restrictions applicable in your region. See Schedule C.

UITs. Investment Personnel involved in determining the composition of a UIT portfolio, or who have knowledge of the composition of a UIT portfolio prior to deposit, are considered Portfolio Managers and may not buy or sell a Covered Security within seven calendar days before or seven calendar days after such Covered Security is included in the initial deposit of a UIT portfolio.

Closed-End Funds. Portfolio Managers are permitted to purchase closed-end funds that they manage and that are not traded on an exchange with prior approval from Compliance.

•	Restrictions for Research Analysts

Research Analysts may not own or trade any Covered Security for which he or she provides research coverage. If a Research Analyst commences research coverage for a Covered Security that he or she already owns, the Research Analyst may be asked to sell the Covered Security to avoid any potential or actual conflict of interest.

•	Restrictions for Senior Loan Employees

Senior Loan Employees may not purchase any Covered Security issued by any company that has a loan or loans held in any senior loan fund.

As a reminder, Senior Loan Employees are also subject to the MSIM Senior Loan Firewall Procedures.

•	Transactions in Morgan Stanley (MS) Stock

You may only transact in MS stock during designated window periods. This includes the gifting of MS Stock. If you are transacting in MS stock through a brokerage account, you are no longer required to pre-clear the transaction through Compliance. Similarly, you do not have to pre-clear transactions in MS stock sold out of your EICP, ESOP, ESPP or 401(k) Plan. All other holding and reporting requirements for Covered Securities still apply.

For MSAITM employees, as noted above, a six-month holding period applies.

•	Additional Restrictions for “Access Persons.”

Morgan Stanley imposes additional restrictions on selling MS stock for Access Persons, as defined above.

Firm policy requires Access Persons, among other things, to hold a position in MS stock for a minimum of six months in their employee and employee-related accounts. If you are an Access Person, please consult the Window Period Announcement on the Firm intranet before transacting in MS stock.

As always, employees may never buy or sell MS stock if in possession of material, non-public information regarding Morgan Stanley.

•	Trading Derivatives

You may not trade forward contracts, physical commodities and related derivatives, currencies, over-the-counter warrants or swaps. In addition, you may not trade futures under this Code.

The following is a list of permitted options trading:

Call Options.

Listed Call Options. You may purchase a listed call option only if the call option has a period to expiration of at least 30 days from the date of purchase and you hold the call option for at least 30 days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 days.

Covered Calls. You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding quantity) for at least 30 days.

Put Options.

Listed Put Options. You may purchase a listed put option only if the put option has a period to expiration of at least 30 days from the date of purchase and you hold the put option for at least 30 days prior to sale. If you purchase a put option on a security you already own, you may only exercise the put once you have held the underlying security for 30 days.

Selling Puts. You may not sell (“write”) a put.

Please note that you must obtain pre-clearance to exercise an option as well as to purchase or sell an option.

•	Other Restrictions

Primary and Secondary Public Offerings. Consistent with the Code of Conduct, you and your Employee Securities Account(s) are prohibited from purchasing any equity security in an initial public offering. In addition, unless otherwise notified, you may not purchase an equity security that is part of a primary or secondary offering that the Firm is underwriting or selling until the distribution has been completed. Accordingly, you must consult Compliance prior to purchasing an equity security in a primary or secondary public offering to determine whether any restrictions apply.

Please note that this restriction applies to your immediate family as well, regardless of whether the accounts used to purchase these securities are considered Employee Securities Accounts.

Purchases of new issue debt are permitted, provided such purchases are pre-cleared and meet other relevant requirements of the Code.

MSIM Private Limited Employees. Refer to your local Employee Trading Policy for specific restrictions applicable in your region. See Schedule C.

Open Client Orders. Personal trade requests will be denied if there is an open order for any Client in the same security or related security. Exemptions are granted if the Covered Security is being purchased or sold for a passively-managed index fund or index portfolio.

Short Sales. You may not engage in short selling of Covered Securities.

Restricted List. You may not transact in Covered Securities that appear on the Firmwide Restricted List. Compliance will check the Restricted List as part of its pre-clearance process.

•	Other Criteria Considered in Pre-Clearance

In spite of adhering to the requirements specified throughout this Section, Compliance, in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in its sole discretion without being required to specify any reason for the refusal.

•	Reversal and Disgorgement

Any transaction that is prohibited by this Section may be required to be reversed and any profits (or any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Client during the enumerated period) will be subject to disgorgement at the discretion of Compliance. Please see the Code Section regarding Enforcement and Sanctions below.

C.	Other Pre-Clearance Requirements

Please note that the following activities also require pre-clearance under the Code:

•	Outside Activities

•	Investments in Private Placements

•	Political Contributions

Please refer to the Sections below for more details on the additional Code requirements regarding these activities.

III.	REPORTING REQUIREMENTS

A.	Initial Holdings and Brokerage Account(s) Reports and Certification

When you begin employment with MSIM or you otherwise become a Covered Person, you must provide an Initial Listing of Securities Holdings and Brokerage Accounts Report to Compliance no later than 10 days after you become a Covered Person. The information must not be more than 45 days old from the day you became a Covered Person and must include:

•	the title and type, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of any Covered Security;

•	the name of any broker-dealer, bank or financial institution where you hold an Employee Securities Account;

•	any Outside Activities; and

•	the date you submitted the Initial Holdings Report.

•	Certification

All new Covered Persons will receive training on the principles and procedures of the Code. As a Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code. See Schedule C.

B.	Quarterly Transactions Report

You must submit a Quarterly Transaction Report no later than 10 calendar days after the end of each calendar quarter to Compliance. The report must contain the following information about each transaction involving a Covered Security:

•	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of any Covered Security;

•	the nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition);

•	the price of the security at which the transaction was effected;

•	the name of the broker-dealer or bank with or through which the transaction was effected; and

•	the date you submitted the Quarterly Report.

•	Exceptions

You do not have to submit a Quarterly Transactions Report if it would duplicate information in broker trade confirmations or account statements Compliance already receives or may access, such as Morgan Stanley brokerage accounts, direct accounts for the purchase of Proprietary Mutual Funds and employee-benefit related accounts (i.e. Morgan Stanley 401(k), ESPP, ESOP, and EICP). For non-Morgan Stanley confirmations and account statements, Compliance must receive this information no later than 30 days after the end of the applicable calendar quarter.

A reminder to complete the Quarterly Transaction Report will be provided to you by Compliance at the end of each calendar quarter. See Schedule C.

C.	Annual Holdings Report and Certification of Compliance

Annually, you must report holdings and transactions in Covered Securities by completing the Annual Holdings Report and Certification of Compliance, which includes the following information:

•	a listing of your current Morgan Stanley brokerage account(s);

•	a listing of all securities beneficially owned by you in these account(s);

•	all your approved Outside Activities, including non-Morgan Stanley brokerage accounts, Private Placements and Outside Activities; and

•	all other investments you hold outside of Morgan Stanley (such as DRIPs, other 401(k)s and any securities held in certificate form).

The information must not be more than 45 days old on the day you submit the information to Compliance. You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code. The Report must be submitted within 30 days after the end of each year.

The link to the Annual Holdings Report and Certification of Compliance will be provided to you by Compliance. See Schedule C.

IV.	OUTSIDE ACTIVITIES AND PRIVATE PLACEMENTS

A.	Approval to Engage in an Outside Activity

You may not engage in any Outside Activity, regardless of whether or not you receive compensation, without prior approval from Compliance. If you receive approval, it is your responsibility to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of the Outside Activity.

Examples of an Outside Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated with the Firm, whether or not related to the financial services industry (including charitable organizations or activities for which you do not receive compensation). Generally, you will not be approved for any Outside Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not competitive with those of the Firm.

A request to serve on the board of any company, especially the board of a public company, will be granted in very limited instances only. If you receive an approval, your directorship will be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.

B.	Approval to Invest in a Private Placement

You may not invest in a Private Placement of any kind without prior approval from Compliance. Private Placements include investments in privately held corporations, limited partnerships, tax shelter programs and hedge funds (including those sponsored by Morgan Stanley or its affiliates).

MSIM Private Limited Employees. Refer to your local Employee Trading Policy for specific restrictions applicable in your region. See Schedule C.

C.	Approval Process

You must request pre-clearance of Outside Activities and Private Placements online through the Outside Business Interest system by typing “OBI” into your intranet browser.

D.	Client Investment into Private Placement

If you have a personal position in an issuer through a Private Placement, you must contact Compliance immediately if you are involved in considering any subsequent investment decision on behalf of a Client regarding any security of that issuer or its affiliate. In these instances, the relevant Chief Investment Officer will make an independent determination of the final investment decision and document the same, with a copy to Compliance.

V.	POLITICAL CONTRIBUTIONS

Morgan Stanley places certain restrictions and obligations on its employees in connection with their political contributions and solicitation activities. Morgan Stanley’s Policy on U.S. Political Contributions and Activities (the “Policy”) is designed to permit Employees, Morgan Stanley and the Morgan Stanley Political Action Committee to pursue legitimate political activities and to make political contributions to the extent permitted under applicable regulations. The Policy prohibits any political contributions, whether in cash or in kind, to state or local officials or candidates in the United States that are intended or may appear to influence the awarding of municipal finance business to Morgan Stanley or the retention of that business.

You are required to obtain pre-clearance from Compliance prior to making any political contribution to or participating in any political solicitation activity on behalf of a U.S. federal, state or local political candidate, official, party or organization by completing a Political Contributions Pre-Clearance Form. See Schedule C.

Restricted Persons, as defined in the Policy, and certain executive officers are required to report to Compliance, on a quarterly basis, all state and local political contributions. Compliance will distribute disclosure forms to the relevant individuals each quarter. The information included on these forms will be used by Morgan Stanley to ensure compliance with the Policy and with any applicable rules, regulations and requirements. In addition, as required by applicable rules, Morgan Stanley will disclose to the appropriate regulators on a quarterly basis any reported political contributions by Restricted Persons.

Violations of this Policy can have serious implications on Morgan Stanley’s ability to do business in certain jurisdictions. Contact Compliance if you have any questions.

VI.	GIFTS AND ENTERTAINMENT

Morgan Stanley’s Code of Conduct sets forth specific conditions under which employees and their family members may accept or give gifts or entertainment. In general, employees and their families may not accept or give gifts or special favors (other than an occasional non-cash gift of nominal value) from or to any person or organization with which Morgan Stanley has a current or potential business relationship. Please contact Compliance for your region’s Gifts and Entertainment policy.

VII.	CONSULTANTS AND TEMPORARY EMPLOYEES

Consultants and other temporary employees who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM (i.e. any person who provides investment advice on behalf of MSIM, is subject to the supervision and control of MSIM and who has access to nonpublic information regarding any Client’s purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic) must adhere to the following Code provisions:

•	Reporting on an initial, quarterly and annual basis;

•	Duplicate confirmations and statements sent to Compliance for transactions in any Covered Security;

•	Restriction from participating in any IPOs;

•	Pre-clearance of any Outside Activities and Private Placements.

Only consultants or temporary employees hired for more than one year are required to transfer any brokerage accounts to Morgan Stanley.

VIII.	REVIEW, INTERPRETATIONS AND EXCEPTIONS

Compliance is responsible for administering the Code and reviewing your Initial, Quarterly and Annual Reports. Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved. Compliance will grant exceptions only in rare and unusual circumstances, such as financial hardship. You must contact Compliance with any questions regarding the applicability, meaning or administration of the Code, including requests for an exception, in advance of any contemplated transaction.

IX.	ENFORCEMENT AND SANCTIONS

Violations of this Code may be reported to the Chief Compliance Officer and on a quarterly basis to senior management and the applicable funds' board of directors. MSIM may issue letters of warning or impose sanctions as appropriate, including notifying the Covered Person’s manager, issuing a reprimand (orally or in writing), monetary fine, demotion, suspension or termination of employment. The following is a schedule of sanctions that may be imposed for failure to abide by the requirements of the Code. Violations are considered on a cumulative basis.

These sanctions are intended to be guidelines only. Compliance, in its discretion, may recommend alternative actions, including imposition of more severe sanctions, if deemed warranted by the facts and circumstances of each situation. Senior management at MSIM, including the Chief Compliance Officer, are authorized to determine the choice of actions to be taken in specific cases.

Sanctions may vary based on regulatory concerns in your jurisdiction.

Violation		Sanction
Failing to complete documentation or	1st Offense	Letter of Warning
meet reporting requirements (i.e. Annual
Certification or Code of Ethics acknowledgement; provision of statements	2nd Offense	Violation Letter plus $200 Fine
and confirms) in a timely manner	3rd Offense	Violation Letter and $300 Fine plus 3-month trading ban
	1st Offense	Letter of Warning; possible reversal of trade with any profits donated to charity
Failing to obtain authorization for a trade or trading on day after pre-clearance is granted for a personal securities transaction	2nd Offense	Violation Letter; possible reversal of trade with any profits donated to charity plus a fine representing 5% of net trade amount donated to charity
	3rd Offense	Violation Letter; possible reversal of trade with any profits donated to charity and a fine representing 5% of net trade amount donated to charity plus a 3-month trading ban
	1st Offense	Letter of Warning; mandatory reversal of trade with any profits donated to charity
Trading within 30 day holding period (6 months for MSAITM) or trading MS stock outside designated window periods	2nd Offense	Violation Letter; mandatory reversal of trade with any profits donated to charity plus a fine representing 5% of net trade amount donated to charity
	3rd Offense	Violation Letter; mandatory reversal of trade with any profits donated to charity and a fine representing 5% of net trade amount donated to charity, plus a 3-month trading ban.

Violation		Sanction
Letter of Warning; account
	1st Offense	moved to a MS Broker
immediately
Violation Letter; account
Failing to get outside brokerage account	2nd Offense	moved to a MS Broker
approved		immediately, plus $200
fine
Violation Letter; account
	3rd Offense	moved to a MS Broker
immediately, plus $300
fine
	1st Offense	Letter of Warning; possible
Failing to get an Outside Activity or		termination of OBI
Private Placement pre-approved)	2nd Offense	Violation Letter; possible
termination of OBI plus
$200 fine
	3rd Offense	Violation Letter;
termination of OBI plus
$300 fine
	1st Offense	Letter of Warning; reversal
of trade with any profits
donated to charity
	2nd Offense	Violation Letter, reversal
of trade with any profits
donated to charity, plus a
Trading in seven day blackout period		fine representing 5% of net
or purchasing an IPO		trade amount donated to
charity and a ban from
trading for three months
	3rd Offense	Violation Letter, reversal
of trade with any profits
donated to charity, a fine
representing 5% of net
trade amount donated to
charity and a ban from
trading for six months
Each case to be considered on its merits.
Front running (trading ahead of a Client)	Possible termination and reporting to
regulatory authorities.
Each case to be considered on its merits.
Insider trading (trading on material non-	Possible termination and reporting to
public information)	regulatory authorities.

SCHEDULE A

SECURITIES TRANSACTION MATRIX

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required	Holding Required
Covered Securities

Pooled Investment Vehicles:
Closed-End Funds	Yes	Yes	Yes
Open-End Mutual Funds advised by MSIM	No	Yes	Yes
Open-End Mutual Funds sub-advised by	No	Yes	No
MSIM
Unit Investment Trusts	No	Yes	No
Exchange Traded Funds (ETFs)	Yes	Yes	Yes

Equities:
MS Stock[7]	No	Yes	Yes
Common Stocks	Yes	Yes	Yes
Listed depository receipts e.g. ADRs,	Yes	Yes	Yes
ADSs, GDRs
DRIPs[8]	Yes	Yes	Yes
Stock Splits	No	Yes	Yes
Rights	Yes	Yes	Yes
Stock Dividend	No	Yes	Yes
Warrants (Exercised)	Yes	Yes	Yes
Preferred Stock	Yes	Yes	Yes
Initial Public Offerings (equity IPOs)		PROHIBITED
Hedge Funds	Yes	Yes	No

Derivatives
MS (stock options)	Yes	Yes	Yes
Common Stock Options	Yes	Yes	Yes
Forward Contracts		PROHIBITED
Commodities		PROHIBITED
Currencies		PROHIBITED
OTC warrants or swaps		PROHIBITED
Futures		PROHIBITED

[7]	Employees may only transact in MS stock during designated window periods.
[8]	Automatic purchases for dividend reinvestment plan are not subject to pre-approval requirements.

Fixed Income Instruments:
Fannie Mae	Yes	Yes	Yes
Freddie Mac	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Convertible Bonds (converted)	Yes	Yes	Yes
Municipal Bonds	Yes	Yes	Yes
New Issues (fixed income)	Yes	Yes	Yes

Private Placements (e.g. limited partnerships)	Yes	Yes	N/A
Outside Activities	Yes	Yes	N/A
Investment Clubs		PROHIBITED

Exempt Securities

Mutual Funds (open-end) not advised or sub-advised by MSIM	No	No	No
US Treasury [9]	No	No	No
CDs	No	No	No
Money Markets	No	No	No
GNMA	No	No	No
Commercial Paper	No	No	No
Bankers’ Acceptances	No	No	No
Investment Grade Short-Term Debt	No	No	No
Instruments[10]

[9]	For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction (i.e. international government debt).
[10]

For these purposes, repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated as investment grade by a nationally recognized statistical rating organization.

SCHEDULE B

MSIM AFFILIATES

Registered Investment Advisers

Morgan Stanley Investment Advisors Inc.

Morgan Stanley Investment Management Inc.

Morgan Stanley AIP GP LP

Morgan Stanley Alternative Investment Partners LP

Private Investment Partners, Inc.

Van Kampen Asset Management

Van Kampen Advisors Inc.

Morgan Stanley Investment Management Limited (London)

Morgan Stanley Investment Management Company (Singapore)

Morgan Stanley Asset & Investment Trust Management Co., Limited (Tokyo)

Morgan Stanley Investment Management Private Limited (Mumbai)*

Morgan Stanley Investment Management Proprietary (Pty) Limited (Australia)*

Broker-Dealers

Morgan Stanley Distributors Inc.

Morgan Stanley Distribution Inc.

Transfer Agent

Morgan Stanley Services Company Inc.

Morgan Stanley Trust Co.

Van Kampen Investments, Inc.

Van Kampen Funds Inc.

Van Kampen Investor Services Inc.

*	Not registered with the Securities and Exchange Commission.

SCHEDULE C

CODE OF ETHICS FORMS

Procedures and Forms in non-U.S. offices may vary

Account Opening Forms

Morgan Stanley Discretionary Managed Account

Non-Morgan Stanley Discretionary Managed Account (OBI)

Dividend Reinvestment Plan (DRIPs)

•	As per the Code of Ethics, you must pre-clear the initial purchase in a DRIP Plan (TPC)

Transaction Pre-Clearance

Trade Pre-Clearance System (TPC)

Personal Securities Transaction Form for non-US regions (Please contact your local Compliance group)

Outside Business Interest System (Outside Activities and Private Placements)(OBI)

Political Contributions (PCT)

Reporting Forms

Initial Holdings Report

Quarterly Transactions Report (QTR Form)

Annual Holdings Report and Certification of Compliance (Please contact your local Compliance group)

Code of Ethics Certifications

Initial Certification (Please contact your local Compliance group)

Certification of Amended Code (Please contact your local Compliance group)

Annual Certification (Please contact your local Compliance group)

Regional Information

MSIM India Employee Trading Policy

Neuberger Berman Management LLC

Group of Funds

Code of Ethics

June 2009	1

MUTUAL FUND CODE OF ETHICS

AMENDED AND RESTATED

This Mutual Fund Code of Ethics (“Code”) is adopted pursuant to Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940 by Neuberger Berman Management LLC (“NB Management”), Neuberger Berman Group of Funds (the “Funds”), Neuberger Berman, LLC (“NB”), Neuberger Berman Fixed Income LLC (“NBFI”), and any other affiliated entity within Neuberger Berman Group LLC1 (“NB Affiliates”), that serves in an investment adviser or sub-investment adviser capacity to one or more Companies/Trusts or a series thereof.

The Boards of Directors / Trustees of the Funds have adopted this Code of Ethics to assist in maintaining the highest standards of conduct. Any questions relating to this document should be brought to the attention of the Chief Compliance Officer of NB Management or her designee. A list of contact persons within NB Management is attached here as Exhibit A.

By accepting employment with NB Management or association with a Fund, you have agreed to be bound by this Code of Ethics. On an annual basis you will be required to certify in writing your understanding of this Code and intentions to comply with its requirements (including any amendments).

[1]	Neuberger Berman Group LLC is the holding company under which Neuberger Berman’s various asset management entities reside.

June 2009	2

TABLE OF CONTENTS

Statement of General Principles		5

1.	General Prohibitions	5

2.	Definitions
	Access Person	6
	Advisory Person	6
	Asset Management Group	6
	Affiliated Mutual Fund	6
	Beneficial Interest	6
	Blind Trust	6
	Covered Account	7
	Covered Security	7
	Day	7
	Exchange Traded Fund	8
	Federal Securities Laws	8
	Immediate Family	8
	Investment Company	8
	Investment Person	8
	Legal and Compliance Department	8
	Limited Insider	8
	Limited Insider Account	8
	Related Fund	9
	Related Issuer	9
	Trading Desk	9

3.	Required Compliance Procedures	9

	3.1 All Securities Transactions through Neuberger Berman	9
	3.2 Preclearance of Securities Transactions by NB Access Persons	10
	3.3 Post-Trade Monitoring of Precleared Transactions	11
	3.4 Notification of Reporting Obligations	11
	3.5 Certification of Compliance with Code of Ethics	11

4.	Restrictions	12

	4.1 Initial Public Offerings	12
	4.2 Private Placements	12
	4.3 Related Issuers	12
	4.4 Holding Period for securities (ex Investment Company shares)	13
	4.5 Discretionary Accounts (Investment Persons)	13
	4.6 Same Day Blackout Period	13

June 2009	3

	4.7 Price Restitution	13
	4.7(1) Price Switch for Limited Insiders	13
	4.7(2) Investment Company Price Restitution	14
	4.7(3) Equity Research Investment Personnel	14
	4.7(4) Exceptions to Price Restitution	15
	4.8 Gifts	15
	4.9 Service as Director of Publicly Traded Companies	15
	4.10 Share of Affiliated Fund	15

5.	Procedures with Regard to Dissemination of Information	16

6.	Reports of Holdings by NB Access Persons	16

	6.1 Initial Report	16
	6.2 Annual Report	17
	6.3 Exceptions	17

7.	Quarterly Reports of Transactions by NB Access Persons	17

	7.1 General Requirement	17
	7.2 Disinterested Directors / Trustees	18
	7.3 Contents	18
	7.4 Exceptions	18

8.	Quarterly Reports by NB Access Persons
	Regarding Securities Accounts	19

9.	Ethics and Compliance Committee	19

10.	Annual Report to Board of Trustees	20

11.	Implementation	20

	11.1 Violations	20
	11.2 Sanctions	20
	11.3 Forms	20
	11.4 Exceptions	21

12.	Exhibits	22
	Exhibit A: Compliance Contact List	22

June 2009	4

Statement of General Principles

This Code of Ethics is adopted in recognition of the following principles that govern personal investment activities of all individuals associated with the Funds, NB Management, NB and NBFI and any NB Affiliates:

•	It is their duty at all times to place the interests of Fund shareholders ahead of their personal interests. Priority must be given to Fund trades over personal securities trades.

•

All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Individuals should not take advantage of their positions to benefit themselves at the expense of any Fund.

•	In personal securities investing, individuals should follow a philosophy of investment rather than trading.

•	Individuals must comply with applicable Federal Securities Laws.

1. General Prohibitions

No person associated with the Funds, NB Management, NB, NBFI or any NB Affiliates in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Fund, shall:

•	Employ any device, scheme or artifice to defraud such Fund;

•

Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund;

•	Engage in any manipulative practice with respect to such Fund;

•	Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

•	Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

June 2009	5

2. Definitions

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

Access Person – All employees of Neuberger Berman this includes, but is not limited to any Trustee, director, officer, or Advisory Person of the Funds, NB Management, NB and NBFI.

Advisory Person – any employee of the Funds or of NB Management, (or of any company in a control relationship to the Trust and/or NB Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Funds or NB Management who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by such Fund. The determination as to whether an individual is an Advisory Person shall be made by the Legal and Compliance Department.

Affiliated Mutual Fund – A U.S. registered investment company and/or series thereof advised or sub-advised by Neuberger Berman.

Beneficial Interest – a person has a Beneficial Interest in an account in which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

(i)	in his or her name;

(ii)	in the name of any of his or her Immediate Family;

(iii)	in his or her name as trustee for himself or herself or for his or her Immediate Family;

(iv)	in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke;

(v)	by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit;

(vi)	in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

(vii)	by a partnership of which he or she is a member;

(viii)	by a corporation which he or she uses as a personal trading medium;

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(ix)	by a holding company which he or she controls; or

(x)	any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefore. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted, except with respect to requirements specifically applicable to members of a person’s Immediate Family.

Blind Trust – a trust in which an Access Person has Beneficial Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with Neuberger Berman Group LLC and not a relative of such Access Person or employee.

Covered Account – An account held in the name of an Access Person, Advisory Person or Investment Person, or in the name of an Immediate Family member and in which any of these defined persons has a Beneficial Interest (direct or indirect)

Covered Security – (a) any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of trust for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; and (b) any security or instrument related to, but not necessarily the same as, those held or to be acquired by a particular Fund, (c) shares of any Investment Company and (d) Exchange Traded Funds;

The term Covered Security does not include: direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term

June 2009	7

debt instruments, including repurchase agreements; and shares of any unaffiliated registered open-end investment company other than an Investment Company as that term is defined below and provided the shares of such unaffiliated open-end investment company are held directly with the fund company in a mutual fund account and not in third party brokerage account unless the Access Person has obtained prior written approval from the Compliance Department to maintain such account.

Day – a calendar day, except where otherwise indicated in this Code.

Exchange Traded Fund – any unit investment trust or open-end registered investment company under the Investment Company Act of 1940, which has received certain exemptive relief from the Securities Exchange Commission to allow secondary market trading in its shares.

Federal Securities Laws – means the Securities Act of 1933, the Securities Act of 1934, Investment Company Act of 1940, the Investment Advisors Act of 1940, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

Immediate Family – any of the following relatives sharing the same household and/or (who) are financially dependent on an Access Person: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships and/or any other person deemed to be an Immediate Family member by the Compliance Department.

Investment Company – each U.S. registered Investment Company and series thereof for which NB Management is the investment manager, investment adviser, sub-adviser, administrator or distributor, or for which an affiliate of NB Management is the investment adviser or sub-adviser.

Investment Person – Any employee of NB Management, or any NB Management affiliate (or of any company in a control relationship to NB Management) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and any natural person who controls NB Management and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such a Fund. The determination as to whether an individual is an Investment Person shall be made by the Legal and Compliance Department.

Legal and Compliance Department – Neuberger Berman Legal and Compliance Department.

Limited Insider – A Limited Insider includes an Access Person’s parents, mother-in-law, father-in-law, son-in-law, sibling, brother-in-law, daughter-in-law, sister-in-law and/or any other family member deemed a Limited Insider by the Compliance Department. The Limited Insider

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does not share the same household as an Investment Person and is not financially dependent on an Access Person. Also, Limited Insiders are not mandated to keep their brokerage accounts at Neuberger Berman. Limited Insider accounts DO NOT include the accounts of any estate or trust where an Access Person is an executor, trustee or other fiduciary with a beneficial interest in the account.

Limited Insider Account – A securities account in the name of a Limited Insider

NOTE: For purposes of Limited Insider and Limited Insider accounts, Independent Trustees are NOT included within this definition

Related Issuer – an issuer with respect to which an Investment Person or his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or (ii) is related to any officer, director or senior management employee of such issuer.

Related Fund – An Affiliated Fund for which an Investment Person is deemed to have decision making authority or is responsible for maintaining and/or reviewing information pertaining to that Fund. The term Related Fund also includes a new fund that is invested with the Firm’s seed capital during the incubation period and does not have shareholder investments.

Trading Desk – NB Equity Trading Desk.

3. Required Compliance Procedures

3.1 All Securities Transactions through Neuberger Berman.

(a) Except as set forth in paragraphs (b) and (c): (i) every Investment Person and Access Person who is an employee of the Funds or NB Management is required to execute through Neuberger Berman all transactions in Covered Securities held in his or her own name or in which he or she has a direct or indirect Beneficial Interest: and (ii) all securities and securities accounts in which an Access Person has a direct or indirect Beneficial Interest must be held in an account at Neuberger Berman.

(b) Notwithstanding paragraph (a): (i) Access Persons (other than Advisory Persons and Investment Personnel) may hold shares of an Investment Company in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company; and (ii) Advisory Personnel and Investment Personnel may hold shares of an Investment Company for which NB Management is the investment adviser, administrator or distributor and in which they have a direct or indirect Beneficial Interest in direct accounts on the books of such Investment Company, however, Advisory Persons and Investment Personnel will be required to periodically disclose to the Legal and Compliance Department their specific holdings of any shares of a Related Investment Company.

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(c) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Legal and Compliance Department explaining the reasons therefore. Any exceptions granted must be made in writing.

(d) Any individual granted an exception pursuant to paragraph 3.1 (c) is required to direct his or her broker, adviser or trustee, as the case may be, to supply to the Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

(e) Individuals are not required to execute through NB transactions in which they are establishing a dividend reinvestment plan directly through an issuer. However, individuals must obtain written approval from the Legal and Compliance Department prior to establishing any such plan and supply to the Legal and Compliance Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

3.2 Preclearance of Securities Transactions by Access Persons.

(a) Every Access Person must obtain prior approval from the Trading Desk before executing any transaction in Covered Securities in a Covered Account. Before granting such approval, the Trading Desk shall determine that:

(i)	No Investment Company has a pending “buy” or “sell” order in that security;

(ii)	The security does not appear on any “restricted” list of NB; and

(iii)	In the case of Access Persons who are Investment Personnel, such transaction is not short selling or option trading that is economically opposite any current holding by any Investment Company.

(b) The following securities are exempt from preclearance requirements:

(i)	Securities transactions effected in Blind Trusts;

(ii)	The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

(iii)	The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

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(iv)	Options on the Standard & Poor’s “500” Composite Stock Price Index; and

(v)	Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.

(c) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

3.3 Post-Trade Monitoring of Precleared Transactions.

After the Trading Desk has granted preclearance to an Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Legal and Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

3.4 Notification of Reporting Obligations.

The Legal and Compliance Department shall identify all Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

3.5 Certification of Compliance with Code of Ethics.

The Legal and Compliance Department shall provide all Access Persons with a copy of the Code of Ethics and any amendments. All Access Persons are required to certify annually in writing that they have:

(a) read and understand the Code of Ethics and recognize that they are subject thereto;

(b) complied with the requirements of the Code of Ethics;

(c) disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code; and

(d) with respect to any Blind Trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

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4. Restrictions

4.1 Initial Public Offerings.

(a) All Investment Persons are prohibited from acquiring a Beneficial Interest in any Covered Securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Fund. No member of an Immediate Family of an Investment Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

(b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Fund.

4.2 Private Placements.

(a) No Access Person or member of his or her Immediate Family may acquire a direct or indirect Beneficial Interest in any Covered Securities in private placements without prior written approval by the Legal and Compliance Department.

(b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Fund.

(c) An Investment Person who has (or a member of whose Immediate Family has) acquired a Beneficial Interest in securities in a private placement is required to disclose that investment to the Legal and Compliance Department when such Investment Person plays a part in any subsequent consideration of an investment in the issuer for any Fund. In any such circumstances, the decision to purchase securities of the issuer for a Fund is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

4.3 Related Issuers.

Investment Personnel are required to disclose to the Legal and Compliance Department when they play a part in any consideration of an investment by a Fund in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for a Fund is subject to an independent review by an Investment Person with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

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4.4 Holding Period.

30 Day

All Covered Securities positions established in any Covered Account must be held for at least 30 calendar days. The holding period is measured on a Last In-First Out basis.

60 Day

Investment Personnel are required to hold shares of Affiliated Mutual Funds for at least 60 days. See Section 4.10 for additional information.

4.5 Discretionary Accounts (Investment Persons)

An Investment Person or Immediate Family Member who maintains a discretionary account that is managed by the same Investment Team of the Investment Person is subject to same day black out period and price restitution restrictions. These restrictions are described in further detail below under sections 4.6 and 4.7.

4.6 Same Day Blackout Period (Investment Persons)

No Investment Person may execute purchases and/or sales in a Covered Security held in a Covered account on a day during which any Related Fund executes either a “buy” or “sell” order in that same security.

(a) If any Investment Person purchases or sells a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in the name of an Immediate Family member and a Related Fund purchases or sells the same security during the same day, the Investment Person will be required to break that trade in all Covered Accounts. All losses will be incurred by the Investment Person and any profit will be forfeited and subsequently donated to Neuberger Berman Philanthropy.

Note: In addition to this Code, Investment Personnel who also work within the Equity Research department are subject to additional departmental trading restrictions related to transactions in their Covered Accounts. Please refer to the Equity Research Department’s written internal procedures for specific details.

4.7 Price Restitution

4.7(1) Same Day Price Restitution by Limited Insiders

(a) If a Limited Insider purchases a Covered Security (other than a fixed income security) in a Limited Insider Account and a Related Fund purchases the same security during the same day, then, to the extent that the price paid per share by the Related Fund for such purchase is less favorable than the price paid per share by the Limited Insider, the Related Fund shall have the benefit of the more favorable price per share.

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(b) If a Limited Insider sells a Covered Security (other than a fixed income security) held in a Limited Insider Account and a Related Fund sells the same security during the same day, then, to the extent that the price per share received by the Related Fund is less favorable than the price per share received by the Limited Insider, the Related Fund shall have the benefit of the more favorable price per share.

4.7(2) Investment Company Price Restitution (Investment Persons).

(a) If any Investment Person or Immediate Family member purchases a Covered Security (other than a fixed income security), in a Covered Account within seven (7) calendar days prior or three (3) business days subsequent to a Related Fund trade then, to the extent the price per share paid by such Related Fund is less favorable than the price per share paid by such Investment Person or Immediate Family member, the Related Fund shall have the benefit of the more favorable price per share.

(b) If any Investment Person or Immediate Family member sells a Covered Security (other than a fixed income security), in a Covered Account within seven (7) calendar days prior or three (3) business days subsequent to a Related Fund trade then, to the extent that the price received per share by such Related Fund is less favorable than the price received per share by such Investment Person or Immediate Family member for the sale, the Related Fund shall have the benefit of the more favorable price per share.

(c) An amount of money necessary to effectuate the price restitution shall either be transferred from the Covered account to the Compliance Restitution Account or a check may be made out to Neuberger Berman for amounts less than $500. Restitution may be made by writing a check in the name of the Related Fund for amounts in excess of $500.00 to cover the amount due. The price restitution shall be limited to the number of shares purchased or sold by the Access Person or Investment Person or the number of shares purchased or sold by the Related Fund, whichever is smaller.

Note: Transactions by Investment Persons in which the adjustment for Restitution is less than $500 will be forwarded to the Neuberger Berman Philanthropy Account from the Compliance Restitution account on a regular basis.

4.7 (3) Equity Research Investment Personnel

In addition to this Code, Equity Research Investment Personnel2 are subject to additional departmental trading restrictions related to personal transactions in their covered accounts. Please refer to the Equity Research Department’s written internal procedures for specific details.

[2]

These are defined as individuals within the Equity Research Department who have been approved to serve as portfolio managers to certain Neuberger Berman Mutual Funds and/or who are determined by the Legal and Compliance Department to fall within the definition of Investment Person.

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4.7 (4) Exceptions to Price Restitution

Notwithstanding the foregoing, price restitution shall not apply to:

(i)	Limited Insiders during the seven (7) calendar days pre- Related Fund transaction or the three (3) business days subsequent to a Related Fund transaction

(ii)	Securities transactions effected in Blind Trusts;

(iii)	Securities transactions that are non-volitional on the part of the Access Person, Investment Person or the Fund;

(iv)	The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

(v)	The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

(vi)	Options on the Standard & Poor’s “500” Composite Stock Price Index;

(vii)	Transactions for Access persons under the NB Code of Ethics, in which the adjustment resulting from the same day price switch is less than One Thousand Dollars ($1000.00),

(viii)	Transactions arising through arbitrage, market making activities or hedged options trading;

(ix)	Transactions in the NB ERISA Profit Sharing and Retirement Plan;

(x)	Transactions involving odd lots; and

(xi)	Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.

4.8 Gifts

All Access Persons and employees are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($100) in value to or from any person or entity that does business with or on behalf of the Fund in any one year. In addition to the above policy, NB Management, NB, NBFI and its affiliates have adopted additional gift and entertainment policies.

4.9 Service as Director of Publicly Traded Companies.

Investment Persons are prohibited from serving on the Boards of Directors of publicly traded companies.

4.10 Shares of an Affiliated Fund or Related Fund.

(a) All trading in shares of an Affiliated Fund is subject to the terms of the prospectus and/or the Statement of Additional Information of the Affiliated Fund.

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(b) No Access Person or may engage in excessive trading or market timing in any shares of any Affiliated Fund

(c) Except as set forth in paragraph (d), all Advisory Persons and Investment Personnel are required to hold any shares purchased of any Affiliated Fund for a minimum of sixty (60) calendar days. Such holding period is measured on a Last-In, First-Out basis. After such holding period has lapsed, an Advisory Person or Investment Person may redeem or exchange such shares; provided, however, that after any such redemption or exchange, the Advisory Person or Investment Person may not purchase additional shares of such Affiliated Fund for another period of sixty (60) calendar days.

(d) The provisions of paragraph (c) shall not apply to: (i) taxable and tax-exempt money market funds; (ii) variable annuity contracts for which an Investment Company serves as the underlying investment vehicle; and (iii) shares of an Investment Company that are purchased through an automatic investment program or payroll deduction.

(e) Any requests for exceptions to the holding period must be in writing and submitted concurrently to the Advisory Person’s or Investment Person’s supervisor, the Chief Investment Officer of NB or the Chief Compliance Officer of NB Management. The Legal and Compliance Department may consult with the supervisor and Chief Investment Officer before it determines, in its sole discretion, whether to grant an exception. Any exceptions shall be reported in writing to the Code of Ethics Committee.

5. Procedures with Regard to Dissemination of Information

Access Persons and employees of NB Management or NB or any NB affiliate are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Funds except to persons whose responsibilities require knowledge of the information.

6. Reports of Holdings by Access Persons

6.1 Initial Report.

No later than 10 days after a person becomes an Access Person, such person shall report to NB Compliance the following information, which shall be current as of a date no more than 45 days prior to the date the person becomes an Access Person:

(a) The title and type of security, and as applicable the exchange ticker or CUSIP

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number, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect Beneficial Interest when the person became an NB Access Person;

(b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which the Access Person had a direct or indirect Beneficial Interest and

(c) The date that the report is submitted by the Access Person.

6.2 Annual Report.

Annually, each Access Person shall report the following information, which must be current as of a date no more than 45 days before the report is submitted:

(a)The title and type of security, and as applicable the exchange symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect Beneficial Interest;

(b) The name of any broker, dealer or bank with whom the Access Person maintains an account in which the Access Person had a direct or indirect Beneficial Interest; and

(c) The date that the report is submitted by the Access Person.

6.3 Exceptions.

No report is required with respect to holdings where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to the holdings of securities in accounts maintained at NB.

7. Quarterly Reports of Transactions by Access Persons

7.1 General Requirement.

Every Access Person shall report, or cause to be reported, to the Trust and Legal and Compliance Department the information described in Section 7.3 with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest.

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7.2 Disinterested Directors/Trustees.

A disinterested Director/Trustee of the Company/Trust need only report a transaction in a security if such Director/Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee, should have known that, during the 15-day period immediately before or after the date of the transaction in a Covered Security by that director/Trustee, such Covered Security was purchased or sold by a Company/Trust or Fund or was being considered for purchase or sale by NB Management, NB, or any NB affiliate.

7.3 Contents of Quarterly Reports of Transactions.

Every quarterly transaction report shall be made not later than 30 days after the end of the calendar quarter and shall contain the following information:

(a) The date of the transaction, the title and as applicable the exchange ticker and symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

(b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c) The price of the Covered Security at which the transaction was effected;

(d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

(e) The date that the report is submitted by the Access Person.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.

7.4 Exceptions.

No report is required with respect to transactions where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, the Legal and Compliance Department maintains (i) electronic records of all securities transactions effected through NB, and (ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through NB; accordingly, no report is required with respect to such transactions.

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8. Quarterly Reports by Access Persons Regarding Securities Accounts.

(a) Every Access Person shall report, or cause to be reported, to the Legal and Compliance Department, and/or the Chief Compliance Officer the information regarding any securities account established by the Access Person during any quarter. Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

(i) The name of the broker, dealer or bank with whom the Access Person established the account;

(ii) The date the account was established; and

(iii) The date that the report is submitted by the Access Person.

(b) No report is required with respect to securities accounts where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204- 2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to securities accounts at NB.

9. Ethics and Compliance Committee (of the NB Group of Funds).

(a) The Ethics and Compliance Committee shall be composed of at least two members who shall be disinterested Director/Trustees selected by the Board of Directors/Trustees of the Company/Trust (the “Board”).

(b) The Ethics and Compliance Committee shall consult regularly with the Legal and Compliance Department and/or the Chief Compliance Officer and either the Committee or the Board shall meet no less frequently than annually with the Legal and Compliance Department and/or the Chief Compliance Officer regarding the implementation of this Code. The Legal and Compliance Department shall provide the Ethics and Compliance Committee with such reports as are required herein or as are requested by the Ethics and Compliance Committee.

(c) A quarterly report shall be provided to the Board certifying that except as specifically disclosed to the Ethics and Compliance Committee, the Legal and Compliance Department knows of no violations of the Code of Ethics and the Chief Compliance Officer shall attend all regular meetings of the Board to report on the implementation of this Code.

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10. Annual Report to the Board.

(a) No less frequently than annually and concurrently with reports to the Board the Chief Compliance Officer of the Funds shall furnish to the Funds, and the Board must consider, a written report that:

(i) describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

(ii) certifies that the NB Management, NB or any NB affiliate, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

(iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund’s experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

11. Implementation.

11.1 Violations.

Any person who has knowledge of any violation of this Code shall report said violation to the Legal and Compliance Department. The Chief Compliance Officer of the Funds shall receive a report of all violations of this Code.

11.2 Sanctions.

NB Management and NB shall each have authority to impose sanctions for violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate.

11.3 Forms.

The Legal and Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

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11.4 Exceptions.

Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Legal and Compliance Department shall have authority to grant exceptions on a case-by-case basis.

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EXHIBIT A

NBM Compliance Contact List

Chief Compliance Officer: Chamaine Williams 646-497-4934

Proprietary Funds	Sub-Advised Funds
Jeanette Eng 646-497-4791	Kevin Pemberton 646-497-4770
Valerie Hebert 646-497-4938	Suzanne Gunther 646-497-4653

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CODE OF ETHICS

VIRTUS INVESTMENT ADVISERS, INC.

Amended and Restated 11/2008

This Code of Ethics applies to all Access Persons of Virtus Investment Advisers, Inc.

1.	Statement of Ethical Principles

The Adviser holds its employees to a high standard of integrity and business practices. In serving their respective shareholders and clients, the Adviser strives to avoid conflicts of interest or the appearance of conflicts of interest in connection with the personal trading activities of its employees and the securities transactions in any managed account.

While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Adviser recognizes that the knowledge of present or future portfolio transactions or the power to influence portfolio transactions, if held by such individuals, could place them in a position where their personal interests might conflict with the interests of the managed account, if they were to trade in securities eligible for investment by the managed account.

In view of the foregoing and of the provisions of Sections 204-2 and 204A-1 under the Investment Advisers Act of 1940, as amended, the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. When Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Adviser and the Adviser’s clients must be paramount;

(b)	Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

(c)	No inappropriate advantage should be taken of any position of trust and responsibility.

(d)	Compliance with all applicable federal securities laws must be maintained, to include the Investment Advisers Act of 1940, and the Investment Company Act of 1940.

(e)	Access Persons are required to adhere to the standards of business conduct outlined in the The Phoenix Companies, Inc. Code of Conduct.

(f)	Access Persons of the Advisor are required to adhere to the Virtus Mutual Funds Code of Ethics.

2.	Unlawful Actions

It is unlawful for any Affiliated person, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any client account:

(a)	to employ any device, scheme or artifice to defraud any client;

(b)	to make any untrue statement of a material fact to any client or omit to state a material fact necessary in order to make the statements made to any client, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any client; or to engage in any manipulative practice with respect to any client;

(d)	to divulge or act upon any material, non-public information, as such term is defined under relevant securities laws.

3.	Definitions

(a)	“Access Person” means any Director, officer, general partner, Portfolio Manager or Advisory Person of the adviser. An Access person is any supervised person who has access to nonpublic information regarding purchase or sales in managed accounts, or portfolio holdings of a managed account. The Compliance Department shall maintain a list of the Adviser’s Access Persons.

(b)	“Adviser” means Virtus Investment Advisers, Inc.

(c)	“Advisory Person” means

(i)	any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Adviser for a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(iii)	Any Investment Personnel.

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(d)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security. For the purposes hereof,

(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by members of the person’s “immediate family” (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).

(e)	“Chief Compliance Officer” refers to the person appointed by the Advisor pursuant to the provisions of Section 206(4)-7.

(f)	“Client” means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

(g)	“Compliance Officer” may refer to the Adviser’s designated Compliance Officer or any person designated to perform the administrative functions of this Code.

(h)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(i)	“Covered Security” means all securities, including options, exchange traded funds and those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of traditional, unaffiliated registered open-end investment companies.

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(j)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(k)	“Investment Personnel” shall mean:

(i)	any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities; and

(ii)	any natural person who controls the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.

(l)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)	“Managed Account” shall mean those Clients’ accounts, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

(n)	“Portfolio Manager” means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Client.

(o)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(q)	“Reportable Fund” includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

4.	Exempted Transactions

The preclearance prohibitions of Section 5 of this Code, shall not apply to:

(a)	Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser’s Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser’s Compliance Department.

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(b)	Purchases or sales which are non-volitional on the part of either the Advisory Person or the managed account.

(c)	Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

(d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(e)	Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.

5.	Prohibited Activities

(a)	IPO Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering (including IPOs offered through the Internet), except with the prior written approval of the Adviser’s Compliance Officer. No FINRA registered person may participate in an IPO pursuant to NASD Rule 2790.

(b)	Limited Offering/Private Placement Rule: No Access Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser’s Compliance Officer.

(i)	The Adviser’s Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.

(c)	Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser’s Compliance Officer. All option transactions must be precleared. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above.

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Preclearance is valid through the business day next following the day preclearance is given.

(i)	The Adviser’s Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

(ii)	Compliance reserves up to one business day to respond to any request for preclearance.

Note: The Adviser’s Compliance Officer may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if the transaction is nominally permitted under this Code of Ethics, if he or she reasonably believes that denying preclearance is necessary for the protection of a Managed Account. Any such denial may be appealed to the Adviser’s Chief Compliance Officer. The decision of the Chief Compliance Officer shall be final.

(d)	Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Managed Account has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until such order is executed or withdrawn.

Exceptions: The following securities transactions are exempt from the Open Order Rule:

1.	Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser’s Compliance Officer shall make available an updated list of such issuers quarterly.

2.	Purchases or sales approved by the Adviser’s Compliance Officer in his/her discretion.

(e)	Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Account trades in that Covered Security.

Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

Any profits realized by a Portfolio Manager on a personal trade in violation of Sections 5(d) and (e) must be disgorged at the request of the Fund.

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(f)	Ban on Short-term Trading. Advisory Persons must hold all reportable securities, including options, for a period of not less than sixty (60) days from date of acquisition. Options must be written for a minimum 60 day term.

(g)	Gifts. No Access Person shall accept any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value per year from any person or entity that does business with or on behalf of the Advisor or the Fund. All gifts and entertainment received or given must be reported to the Advisor’s Compliance Department.

(h)	Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Adviser. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

(i)	Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Account, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.

6.	Reporting and Compliance Procedures

(a)	The Advisor shall provide a copy of the Code of Ethics, and any amendments thereto, to all Access Persons.

(b)	All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Adviser’s Compliance Officer.

(c)

Every Access Person shall report to the Adviser’s Compliance Officer the information described in Section 6(c) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security, provided that an Access Person whose duplicate broker trade confirmations or account statements are received by the Adviser’s Compliance Officer, pursuant to Section 6(a) with respect to the time period required by

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Section 6(c), may reference that duplicate information in their quarterly report if all of the information required in Section 6(c) is contained in those confirmations and statements.

(d)	Every report required pursuant to Section 6(b) above shall be made not later than 15 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	with respect to any transaction during the quarter in a Covered Security in which the Access Person had or acquired any direct or indirect beneficial ownership:

(A)	The date of the transaction, the title and number of shares of equity securities; or, the maturity date, principal amount and interest rate of debt securities, of each Covered Security involved; and as applicable the exchange ticker symbol or CUSIP number;

(B)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(C)	The price of the Covered Security at which the transaction was effected; and

(D)	The name of the broker, dealer or bank with or through whom the transaction was effected.

(ii)	with respect to any account established during the quarter in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

(A)	The name of the broker, dealer, or bank with whom the Access Person established the account; and

(B)	The date the account was established.

(iii)	Access Persons are required to report transactions in any affiliated mutual fund for which they have any direct or indirect beneficial ownership; except as specifically exempted by Section 4 above.

(iv)	The date the report is submitted by the Access Person.

(e)

No later than 10 days after becoming an Access Person, and annually thereafter on or before January 31 of each year, each Access Person (other than Disinterested Trustees) must submit to the Adviser’s Compliance Officer a report of his or her personal securities holdings (the “Initial Holdings Report” and the “Annual Holdings Report”, respectively), which must include the following information

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(the Applicable Date for the Initial Holdings Report is the date the person became an Access Person; the Applicable Date for the Annual Holdings Report must be a date no earlier than December 31 of the prior year):

(i)	The title, type and number of shares; and/or the maturity date, principal amount and interest rate of debt securities; and as applicable, the exchange ticker symbol or CUSIP number of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

(ii)	The title, number of shares, and, as applicable the exchange ticker symbol or CUSIP number of any Reportable Fund holding in which the Access Person had any direct or indirect beneficial ownership as of the Applicable Date.

(iii)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which securities were held for the direct or indirect benefit of the Access Person as of the Applicable Date.

(iv)	The date the report is submitted by the Access Person.

(f)	Each Access Person shall submit annually to the Adviser’s Compliance Officer a certification by the Access Person that he or she has received, read and understood the Code of Ethics, has complied with the Code’s requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code’s requirements. The certification will be submitted to the Compliance Officer by January 31 of each year.

(g)	Any report made under this Section 6 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(h)	(i)

The Adviser’s Compliance Officer shall submit an annual report to the Directors of the Adviser that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

(ii)	The Adviser’s Compliance Officer shall submit to the managed fund’s Compliance Officer an annual written report that

(A)	Summarizes the current procedures under the Code of Ethics;

(B)	Describes any issues arising from the Code of Ethics or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

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(C)	Certifies that the Adviser, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(iii)	These reports will be available to the Chief Compliance Officer of the Funds.

(i)	Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Adviser’s Compliance Officer.

(j)	An Access Person need not make reports under this Section 6 with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(k)	Each Adviser’s Compliance Officer will review all reports and other information submitted under this Section 6. This review will include such comparisons with trading records of managed accounts as are necessary or appropriate to determine whether there have been any violations of the Code.

(l)	Each Adviser’s Compliance Officer will maintain a list of all Access Persons who are required to make reports under the Code, and shall inform those Access Persons of their reporting obligations. Each Adviser’s Compliance Officer shall promptly notify any Access Person when any report has not been filed on a timely basis.

7.	Sanctions

Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser’s Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Fund Board meeting. Recommended sanctions are attached as Schedule A.

8.	Exceptions

The Adviser’s Compliance Officer, may grant written exceptions to provisions of the Code based on equitable considerations. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided, however, that no exception will be granted where the exceptions would result in a violation of Section 204-2. Exceptions granted will be reported to the Directors of the Advisor, as well as the Boards of any managed fund.

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9.	Recordkeeping

All Code of Ethics records will be maintained pursuant to the provisions of Rules 204A-1 and 17j-1.

10.	Other Codes of Ethics

This Code of Ethics does not amend or supercede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

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CERTIFICATION:

By my signature below, I certify that I have received, read, and understood the foregoing policies of the Virtus Investment Advisers, Inc. Code of Ethics, and will comply in all respects with such policies.

Name	Date

Please print or type name:

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Initial Holdings Report	Q Report	Q Report Affiliated MF Transactions	Annual Report	Pre-Clear
All Access Persons	All Access Persons	Investment Personnel	All Access Persons	Advisory Persons

•     1st violation – written warning

•      2nd violation within the same year - $50.00 fine payable to the Phoenix Foundation

•      3rd violation within the same year – suspension of trading privileges for 30 days

•     1st violation – written warning

•      2nd violation within the same year - $50.00 fine payable to the Phoenix Foundation

•      3rd violation within the same year – suspension of trading privileges for 30 days

•     1st violation – written warning

•      2nd violation within the same year - $50.00 fine payable to the Phoenix Foundation

•      3rd violation within the same year – suspension of trading privileges for 30 days

• 1st violation – written warning

•      1st violation – written warning

•      2nd violation within the same year - $100 fine payable to the Phoenix Foundation and suspension of trading privileges for 30 days

•      3rd violation within the same year – suspension of trading privileges for 90 days

Pre-Clear IPOs & Limited Offerings*	Blackout	60-Day Holding Requirement	Market Timing Prohibition and Q Certificate	Open Order Rule
Advisory Personnel	Investment Personnel	Advisory Personnel	Investment Personnel	Investment Personnel
• 1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. • 2nd violation – possible grounds for termination

•      1st violation – disgorgement of profits on the personal trade

•      2nd violation - Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions.

•      1st violation – written warning

•      2nd violation - violation within the same year - $50.00 fine payable to the Phoenix Foundation

•      3rd violation within the same year – suspension of trading privileges for 60 days

			• 1st violation - possible grounds for termination at determination of Chief Legal Officer and President of Phoenix Investment Counsel	• 1st violation – Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. • 2nd violation – possible grounds for termination
• 3rd violation - possible grounds for termination

*	s/t NASD Prohibition Rule 2790

CODE OF ETHICS

(Revised November 2008)

Westwood Management Corporation

Westwood Trust

Westwood Holdings Group, Inc.

Each Registered Investment Company or series thereof (each of which is considered to be a Company for this purpose) for which the company listed above presently or hereafter provides investment advisory services, other than a money market fund or a fund that does not invest in Securities.

I.	Introduction

The purpose of this Code of Ethics is to promote honest and ethical conduct, focus the Board of Directors and management of Westwood Holdings Group, Inc. on areas of ethical risk, provide guidance to directors, officers and employees to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to preserve the culture of honesty and accountability at the Company.

This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

The basic rule is very simple: put the client’s interests first. The rest of the rules elaborate this principle. This Code is intended to assist the companies in fulfilling their obligations under the law. Article I lays out who the Code applies to, Article II deals with personal investment activities, Article III deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the companies and their employees. Violations can not only cause the companies embarrassment, loss of business, legal restrictions, fines and other punishments, but for employees can lead to demotion, suspension, firing, ejection from the securities business, and very large fines.

II.	Applicability

(A)	The Code applies to each of the following:

1.	The Companies named or described at the top of page one of the Code and all entities that are under common management with these Companies or otherwise agree to be subject to the Code (“Affiliates”). A listing of the Affiliates, which is periodically updated, is attached as Exhibit A.

2.	Any officer, director or employee of any Company, Affiliate or Fund Client (as defined below).

3.	With respect to all of the Companies, Affiliates and Fund Clients except Westwood Management Corporation, any natural person who controls any of the Companies, Affiliates or Fund Clients and who obtains information regarding the Company’s or the Affiliates’ investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) for example, are excluded from coverage under this item.

4.	Any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) are included in coverage under this item.

5.	As an exception, the Code does not apply to any director, officer or employee of any fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies’ services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood Management Corp.). These individuals are covered by codes of ethics adopted by such entities.

(B)	Definitions

1.	Access Persons. The Companies and the persons described in items (A)2 and (A)3 above other than those excluded by item (A)5 above.

2.

Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person’s immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person’s

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spouse and minor children and any family member living in the same household as the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of an Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

As a further exception, subject to the provisions of Article III(I)6, bona fide market making accounts of Gabelli & Company are not Access Person Accounts.

As a further exception, subject to the provisions of Article III(I)6, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

3.	Clients. Investment advisory accounts maintained with any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)5 above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.

4.	Companies. The companies named or described at the top of page one of the Code.

5.	Compliance Officer. The person designated as Westwood’s Chief Compliance Officer.

6.	Covered Persons. The Companies, the Access Persons and the persons described in item (A)4 above.

7.	Executive Manager. The CEO or President of Westwood Management Corp.

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8.	Fund Clients. Clients that are registered investment companies or series thereof.

9.	Portfolio Managers. Access Persons who are principally responsible for investment decisions with respect to any Client accounts.

10.	Security. Any financial instruments treated as a security for investment purposes and any related instruments such as futures, forward or swap contracts entered into with respect to one or more securities. However, the term security does not include securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or units of bank regulated commingled funds.

III.	Restrictions on Personal Investing Activities

(A)	Basic Restriction on Investing Activities

If a Security is owned in any Client account, such Security or any related Security (such as an option, warrant or convertible security) may not be purchased or sold for any Access Person Account subject to the previously owned related Security exception set forth in paragraph (B) below. If an Access Person owns a Security that is subsequently purchased in any Client account, the Access Person may not sell such Security until it is sold out of all Client accounts. If a purchase or sale order is pending for any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account will be denied. If a Security is under active consideration for purchase in any Client account by any Company or Affiliate, any request to purchase or sell such Security or any related Security (such as an option, warrant or convertible security) for an Access Person Account may be denied at the discretion of the Compliance Officer and the Executive Manager.

(B)	Investments owned prior to employment.

If a Security is owned by an Access Person when such person becomes a new employee, such Access Person will not be asked to sell their position in the Security, but all future transactions in such Security will be subject to paragraph A.

In the case of a related Security (such as an option, warrant or convertible security) that is owned by an Access Person when such person becomes a new employee, the Access Person may not exercise/convert such related

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Security if a purchase or sale order is pending for any Client account by any Company or Affiliate. If the Security is under active consideration for purchase or sale in any Client account, any request to exercise/convert a related Security may be denied at the discretion of the Compliance Officer and the Executive Manager.

(C)	Initial Public Offerings

No Security or related Security may be acquired in an initial public offering for any Access Person Account.

(D)	Blackout Period

No Security or related Security may be bought, sold or exercised for any Access Person Account during the period commencing seven (7) calendar days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client.

(E)	Short-term Trading

No Security or related Security may, within a 60-day period, be bought and sold or sold and bought at a profit for any Access Person Account.

(F)	Exempt Transactions. The following transactions are exempt from the restrictions set forth in paragraphs (A), (B) and (D) above and do not require pre-clearance under paragraph (H) below:

1.	Participation in an ongoing basis in an automatic investment plan including 401K plans or an issuer’s dividend reinvestment or stock purchase plan,

2.	Participation in any transaction over which no Access Person had any direct or indirect influence or control, involuntary transactions (such as mergers, inheritances, gifts, etc.),

3.	Shares of registered open-end investment companies other than shares of investment companies advised by the firm or its affiliates or subadvised by the firm,

4.	Securities transactions processed for an Access Person Account that has been formed for the sole purpose of product development.

5.	Non-convertible fixed income Securities rated at least “A”, and

6.	Municipal Securities.

(G)	Permitted Exceptions

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Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the preclearance requirements of paragraph (H) below:

1.	Shares of registered open-end investment companies advised by the firm or its affiliates or subadvised by the firm, and

2.	Exchange traded funds.

In addition, the exercise of rights that were received pro rata with other security holders is exempt if the preclearance procedures are satisfied.

(H)	Pre-Clearance of Personal Securities Transactions

No Security or related Security (such as an option, warrant or convertible security) may be bought, sold or exercised for an Access Person Account unless (i) the Access Person obtains prior approval from an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer or an Executive Manager does not rescind such approval prior to execution of the transaction. (See paragraph J below for details of the Pre-Clearance Process.)

(I)	Private Placements

The purchases or sale of Securities that are not publicly traded will not be approved unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person’s activities on behalf of any Client) and the Compliance Officer and an Executive Manager conclude, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.

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(J)	Pre-Clearance Process

1.	No Security may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by an Executive Manager and the Compliance Officer, or in the absence of the Compliance Officer, a designee of the Compliance Officer. The Compliance Officer shall review, not less frequently than weekly, confirmations from brokers to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

2.	Access Persons must direct brokerage and other firms with which they have Access Person Accounts to furnish to the Compliance Officer on a timely basis duplicate copies of confirmations of, and account statements concerning, all personal Securities transactions.

3.	A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval by the Compliance Officer and an Executive Manager prior to entry of an order.

4.	After reviewing the proposed trade and the level of potential investment interest on behalf of Clients in the Security in question, the Compliance Officer and an Executive Manager shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. Transactions described in paragraph (G) above will generally be approved unless it is believed for any reason that the Access Person Account should not trade in such Security at such time.

5.	Once an Access Person’s Trading Approval Form is approved, the transaction must be executed on the same day. If the Access Person’s trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

6.	Trading approval for the Compliance Officer must be obtained from the CEO or President of Westwood Management Corp., and trading approval for the CEO and the President must be obtained from the Compliance Officer.

7.	The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

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IV.	Other Investment-Related Restrictions

(A)	Conflicts of Interest

Access Persons are prohibited from engaging in any activity, practice, or act which conflicts with, or appears to conflict with, the interests of the companies, its customers, or vendors. Covered Persons are required to fully disclose any potential conflict of interest to your supervisor/manager.

A conflict of interest exists when you, knowingly or unknowingly, engage in any activity that may compromise you, another employee, or the company in its relationship with a customer, vendor, or competitor.

1.	Gifts & Entertainment. Potential conflicts of interest with a customer, vendor, or competitor may include soliciting business for personal gain, accepting gifts other than those of nominal value (not more than $100), or requesting favors, discounts, or services.

a.	No Access Person shall accept any gift or other item of more than $100 in value from any client, competitor, or any person or entity that does business with or on behalf of any client. If you are offered, receive, or anticipate receiving something of value from any of the named entities, you must disclose the matter to your supervisor/manager.

b.	Access Persons shall report offers of entertainment (dinners, sports/concert events from any person or entity that does business with or on behalf of any Client.

c.	Westwood shall track all gifts and entertainment, if any, offered to and accepted by Taft Hartley clients.

2.	Service as a Director. No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Chief Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Clients.

(B)	Disclosure of Conflicts

Full disclosure to your supervisor/manager of any potential conflict of interest is required as soon as such potential conflict is discovered. If you believe that unusual circumstances justify your engaging in an activity that may result in a conflict of interest, you may request in writing that your supervisor/manager or Compliance Department review the situation and grant an exception.

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V.	Reports and Additional Compliance Procedures

(A)	Quarterly Transaction Reports

Every Covered Person, except independent directors of Affiliates of the Companies, must submit a Transaction Report (Exhibit C) containing the information set forth in paragraph (C) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; and with respect to any account established by the Covered Person in which any Securities were held for the direct or indirect benefit of the Covered Person subject to the exceptions listed below in paragraph (B).

1.	The Transaction Report must be submitted to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

2.	A Transaction report must contain the following information:

a.	The date of the transaction, the title and number of shares and the principal amount of each Security involved;

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price at which the transaction was effected; and

d.	The name of the broker, dealer or bank with or through whom the transaction was effected.

3.	This report must contain the following information with respect to accounts established:

a.	The name of the broker, dealer or bank with whom the account was established; and

b.	The date the account was established.

(B)	Transaction Report Exceptions

A Covered Person is not required to submit a report in the following instances:

1.	A Covered Person who is required to make reports only because he is a director of one of the Fund Clients and who is a “disinterested” director thereof need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund Client of which he is a director has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director.

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2.	A Covered Person need not make a report with respect to any transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control; and

3.	A Covered Person need not make a report with respect to any transactions effected pursuant to an automatic investment plan (this includes dividend reinvestment plans),

(C)	Ownership Admission

Any report submitted to comply with the requirements of this Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates. A person need not make any report under this Article V with respect to transaction effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

(D)	Initial Holdings Report

No later than 10 days after beginning employment with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a “disinterested” director of the Fund Client or an “independent” director of the Companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) must submit an Initial Holdings Report (Exhibit E) containing the following information:

1.	The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

2.	The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

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3.	The date that the report is submitted.

(E)	Annual Certification

Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a “disinterested” director of the Fund Client or an “independent” director of any of the companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

1.	The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

2.	The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

3.	The date that the report is submitted.

The form of such certification and report is attached as Exhibits F and G.

(F)	Duplicate Brokerage Statements in lieu of Reports

A Covered Person will be deemed to have complied with the quarterly transaction report requirements of this Article V insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

(G)	Reporting of Violations

1.	Violations of the Code of Ethics must be promptly reported to the Chief Compliance Officer.

a.	Anonymous reporting is acceptable.

b.	All violations will be reviewed by the Trade Monitoring and Compliance Committee.

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(H)	Board Report

At least annually (or quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report to the Board of Directors of the Fund Client that:

1.	Describes any issues arising under the Code since the last report.

2.	Certifies that Companies have developed procedures concerning Covered Persons’ personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

3.	Recommends changes, if any, to the Fund Clients’ or the Companies’ Codes of Ethics or procedures;

4.	Provided a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

5.	Describes any material or significant exceptions to any provisions of this code of Ethics as determined under Article VI below.

The Compliance Officer shall notify each employee of any of the Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other that is considered to be an Access Person or Covered Person.

VI.	Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

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VII.	Exceptions

(A)	The Trade Monitoring Compliance Committee (the “TMCC”) of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the TMCC.

(B)	Personal Trading. Requests for exceptions to the personal investing restrictions set forth in Article III of this Code must be submitted in writing to the Chief Compliance Officer along with any Trading Approval Form required for the transaction. Following are guidelines that the TMCC will consider when reviewing requests for personal trading restriction exceptions:

1.	Access to research/analyst information: an employee requesting an exception should have little or no access to research/analyst information;

2.	De minimus trade: if an employee requests an exception for a transaction in a security that is held in a Client Account, the transaction must, in the opinion of the Chief Compliance Officer, be a de minimus trade, i.e. a small number of shares in a security with a large market cap and a high average trading volume that is not likely to adversely affect the price of the security; or

3.	Expiration of stock options: the exercise of stock options granted by a previous employer that are about to expire.

VIII.	Preservation of Documents

This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.C, and any records under Article II.H with respect to purchases pursuant to Article II.I above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-l.

IX.	Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

All activities of the company must be conducted in full compliance with all applicable laws and regulations. Senior management should be informed regarding all matters pertinent to the company’s position regarding such laws and regulations. The company expects all employees to follow the spirit as well as the letter of the law. In addition, Covered Persons are expected to fully comply with the company’s Amended and Restated Insider Trading Policy that prohibits illegal insider trading and the use of material non-public information. All employees are expected to cooperate fully with the company’s internal and outside auditors, attorneys, and regulatory examiners

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X.	Future Information

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Chief Compliance Officer.

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Exhibit A

LIST OF AFFILIATES OF THE COMPANIES

Westwood Holdings Group, Inc.

Westwood Trust

Affiliated mutual funds:

WHG LargeCap Value Fund

WHG SMidCap Fund

WHG Income Opportunity Fund

WHG Balanced Fund

WHG SmallCap Value Fund

GAMCO Westwood Equity Fund

GAMCO Westwood Balanced Fund

GAMCO Westwood Intermediate Bond Fund

Callan Diversified Alpha

UBS PACE Large Company Value Equity Investments

The Timothy Plan Large/Mid-Cap Value Fund

The Timothy Plan Small-Cap Value Fund

Principal Investors Fund – LargeCap Value Fund III

Principal Variable Accounts – LargeCap Value Account III

State Farm Equity Fund

State Farm Variable Product Trust

Exhibit B

PRE-CLEARANCE TRADING APPROVAL FORM

I,                                                                                                            (name), am an Access

Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below; for the benefit of myself or another access person:

Acquisition or Disposition (circle one)

Name of Account:

Account Number:

Date of Request:

Security:

Amount or # of Shares:

Broker:

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature:	Print Name:

Approved or Disapproved  (circle one)

Date of Approval

Signature:	Print Name:

Compliance Officer Approval:

Exhibit C

TRANSACTION REPORT

Report Submitted by:

Print Your Name

This transaction report (the “Report”) is submitted pursuant to Section IV(B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD                                               THROUGH                                              . I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:

Position:

Date:

TRANSACTION REPORT

Report Submitted by:

Print Your Name

The following tables supply the information required by Section IV(B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

TRANSACTIONS

Securities (Name and Symbol)	Date of Transaction	Whether Purchase, Sale, Short Sale, or Other Type of Disposition or Acquisition	Quantity of Securities	Price Per Share or Other Unit	Name of the Broker/Dealer with or through whom the Transaction was Effected	Nature of Ownership of Securities

NEW ACCOUNTS ESTABLISHED

Name of Broker, Dealer or Bank	Account Number	Date Account Established

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF                                                       THROUGH                                                      .

Signature:	Date:
Position:

Exhibit D

BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, “beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term “beneficial ownership” of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Ordinarily, this term would not include securities held by executors or administrators of estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent’s death.

Securities held in the name of another should be considered as “beneficially” owned by a Covered Person where such person enjoys “financial benefits substantially equivalent to ownership.” The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.q., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

Exhibit E

INITIAL HOLDINGS REPORT

Report submitted by:

Print Name

This initial holdings report (the “Report”) is submitted pursuant to Section IV (D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF                                         . I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:

Position:

Date:

INITIAL HOLDINGS REPORT

Report submitted by:

Print Name

The Following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

SECURITIES HOLDINGS

Securities (Name and Symbol)	Quantity of Securities	Name of Broker/Dealer Where Securities Are Held	Nature of Ownership of Securities

ACCOUNTS

Name of Broker, Dealer or Bank	Account Number

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF                                         .

Signature:

Position:

Date:

Exhibit F

ANNUAL CERTIFICATION OF CODE OF ETHICS

A.	I (a Covered Person) hereby certify that I have read and understand the firm’s Code of Ethics, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B.	Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C.	I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D.	I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor, or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E.	Unless I am exempt from filing an Annual Holdings Report (as a “disinterested” director of a Fund Client or an independent director of an Affiliate), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

Signature:

Print Name:

Date:

EXHIBIT G

ANNUAL HOLDINGS REPORT

Report submitted by:

Print Name

The Following tables supply the information required by Section IV (E) of the Code of Ethics as of the date you became subject to the Code.

SECURITIES HOLDINGS

Securities (Name and Symbol)	Quantity of Securities	Name of Broker/Dealer Where Securities Are Held	Nature of Ownership of Securities

ACCOUNTS

Name of Broker, Dealer or Bank	Account Number

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF DECEMBER 31,             .

Signature:

Position:

Date: